================================================================================
   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 26, 2000
                                                      REGISTRATION FILE NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE

                             SECURITIES ACT OF 1933

                           Enableware Technology, Inc.
              ----------------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

    Delaware                        7372                       13-3999222
--------------------------------------------------------------------------------
 (State or Other             (Primary Standard              (I.R.S. Employer
Jurisdiction            Industrial Classification          Identification No.)
Incorporation                Code Number)
or Organization)

    c/o Emerging Technologies, Inc., 668 North 44th Street - Suite 300,
                     Phoenix, Az 85008 (602) 685-1110
--------------------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

       c/o Emerging Technologies, Inc., 668 North 44Th Street - Suite 300,
                                Phoenix, AZ 85008
--------------------------------------------------------------------------------
(Address of Principal Place of Business or Intended Principal Place of Business)
                            Robert Ziglin, President
                           Enableware Technology, Inc.
                         c/o Emerging Technologies, Inc.
                        668 North 44th Street - Suite 300
                                Phoenix, AZ 85008
                               Tel: (602) 685-1110

                                 With Copies to:

Frank J. Hariton, Esq.                      and  Martin S. Siegel, Esq.
1065 Dobbs Ferry Road                            Berlack Israels & Liberman, LLP
White Plains, New York 10607                     120 West 45th Street
Tel: (914) 674-4373                              New York, New York 10036
Fax: (914) 693-2963                              Tel: (212) 704-0100
                                                 Fax: (212) 704-0196
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent For Service)

         Approximate Date of Proposed Sale to the Public as soon as is practicable after the effective date of the Registration Statement

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                         Proposed                Proposed
                                                         Maximum                 Maximum                  Amount of
Title of Securities to           Amount to be             Price                  Aggregate               Registration
be registered                     Registered            Per Share*             Offering Price*               Fee**
----------------------------------------------------------------------------------------------------------------------------
  Units each comprised of           500,000              $ 6.20                  $ 3,100,000                 $818.40
one share of Common Stock,
   par value $.0001 per
   share, and two Common
  Stock Purchase Warrants
       ("Warrants")
============================================================================================================================
Common Stock issuable upon        1,000,000               $7.00                  $ 7,000,000               $1,848.00
   exercise of Warrants
============================================================================================================================
Underwriter's Unit Options           50,000              $.0001                  $        50                    $.13
============================================================================================================================
  Units Comprised of one             50,000               $7.44                  $   372,000                  $98.58
 share of Common Stock and
  two Warrants, issuable
     upon exercise of
Underwriter's Unit Options
============================================================================================================================
Common Stock issuable upon          100,000               $7.00                  $   700,000                  185.50
   exercise of Warrants
included in Units issuable
     upon exercise of
 Underwriter's Unit Option
============================================================================================================================
           TOTAL                                                                 $11,172,550               $2,950.61
============================================================================================================================

* Based on the offering price of the Units, and based upon the exercise price of the Options and Warrants registered hereby.
** Calculated pursuant to Rule 457(h).

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective in such date as the Commission, acting pursuant to said Section 8(a) shall determine.

                             CROSS REFERENCE SHEET
                      UNDER ITEM 501 (c) OF REGULATION S-B

ITEM AND NUMBER                                               LOCATION IN PROSPECTUS
---------------------------------------------------------------------------------------------------
1.       Front of Registration Statement                      Front of Registration Statement
         and Outside Front Cover of Prospectus                and Outside Front Cover of Prospectus
2.       Inside Front and Outside Back                        Inside Front and Outside Back
         Cover Pages of Prospectus                            Cover Pages of Prospectus
3.       Summary Information and Risk Factors                 Prospectus Summary and Risk Factors
4.       Use of Proceeds                                      Use of Proceeds
5.       Determination of Offering Price                      How We Determined the Offering Price
6.       Dilution                                             Dilution
7.       Selling Security Holders                             Selling Stockholders
8.       Plan of Distribution                                 Plan of Distribution
9.       Legal Proceedings                                    Legal Proceedings
10.      Directors, Executive Officers, Promoters             Management
         and Control Persons
11.      Security Ownership of Certain                        Principal Stockholders
         Beneficial Owners and Management
12.      Description of Securities                            Description of Securities
13.      Interest of Named Experts and Counsel                Experts; Counsel
14.      Disclosure of Commission Position                    Not Applicable
         on Indemnification For Securities Act Liabilities
15.      Organization Within Last Five Years                  Not Applicable
16.      Description of Business                              Business of the Company
17.      Management's Discussion and Analysis                 Management's Discussion and Analysis
         or Plan of Operation
18.      Description of Property                              Business of the Company - Property
19.      Certain Relationships and Related Transactions.      Certain Transactions
20.      Market for Common Equity and Related                 Market for Common Equity and Related
         Stockholder Matters                                  Stockholder Matters
21.      Executive Compensation                               Management - Executive Compensation
22.      Financial Statements                                 Financial Statements
23.      Changes in and Disagreements With                    Not applicable
         Accountants on Accounting and
         Financial Disclosure

SUBJECT TO COMPLETION DECEMBER 26, 2000
PROSPECTUS

                                  500,000 Units
                           ENABLEWARE TECHNOLOGY, INC.
                              EACH UNIT CONSISTS OF
                            ONE SHARE OF COMMON STOCK
                                       AND
                  TWO REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                          OFFERING PRICE $6.20 PER UNIT
                              Minimum 100,000 Units
                              Maximum 500,000 Units

         This is an initial public offering (the "Offering") by Enableware Technology, Inc. (`we", "us" or the "Company") and we will be selling a minimum of 100,000 Units (the "Minimum Units" or "Minimum Offering") on a best efforts "all or none" basis and a maximum of up to 500,000 Units (the "Maximum Units" or "Maximum Offering"). Until we have sold at least 100,000 Units, we will not disburse the funds. We will deposit all proceeds of this offering into a non-interest bearing escrow account. If we are unable to sell at least 100,000 Units within ___ days, we will promptly return all funds, without interest or deduction to subscribers. The return will be effected within 10 days. The Offering will remain open until all of the Units are sold or until __. We may decide to cease our selling efforts at any date.

         Each Unit consists of one share of our common stock (Common Stock") and two redeemable warrants ("Warrants"). The offering price of each Unit is $6.20 with $6.00 being the payment for the Common Stock and $.10 being paid for each Warrant. Each Warrant entitles the holder to purchase one share of our Common Stock for $7.00 until, 2005 (five years from the date of this prospectus). The Warrants and Common Stock will trade separately from the first day of trading and we will not seek a trading symbol for our Units. For a more complete description of the terms of the Common Stock, the Warrants and the Units, see "Description of Securities".

         We have retained Security Capital Trading, Inc. (the "Underwriter") to assist us in selling the Units. No one has agreed to buy any of our Units, and there is no assurance that any sales will be made. If 100,000 Units are sold, neither we nor the Underwriter will refund any payments for the Units. We and the Underwriter have the right to accept or reject any subscriptions for Units in whole or in part.

         The Underwriter will seek listing for the Common Stock and Warrants on the Over the Counter Bulletin Board ("OTCBB"), but this might not happen. The OTCBB is an unorganized, inter-dealer, over the counter market which provides significantly less liquidity than Nasdaq SmallCap or Nasdaq National Market and quotes of securities traded on the OTCBB are not listed in financial sections of newspapers as are those for Nasdaq.

         Prior to this offering there has been no public market for the trading of our Common Stock or Warrants and it is possible that no such market will develop or trading will not commence for a substantial period of time after the closing of this offering. We expect one or more brokers to trade our securities and to apply for the approval of the Common Stock and the Warrants for quotation on the Over the Counter Bulletin Board, but there is no assurance that we will be able to secure such listing. The price of the Units and their composition has been determined solely by the Underwriter and us, and does not bear any direct relationship to our assets, operations, book value or other established criteria of value.

THE PURCHASE OF THE UNITS INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. YOU SHOULD CAREFULLY READ AND CONSIDER THE "RISK FACTORS," COMMENCING ON PAGE 8, AND "DILUTION" COMMENCING ON PAGE 19.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------------------------
                                  PRICE TO      UNDERWRITING DISCOUNTS     PROCEEDS TO
                                   PUBLIC         AND COMMISSIONS (1)        US (2)
------------------------------------------------------------------------------------------------
Per Unit                            $6.20                $.62                 $5.58
------------------------------------------------------------------------------------------------
Total, Minimum Offering (3)       $620,000              $62,000             $558,000
------------------------------------------------------------------------------------------------
Total, Maximum Offering (3)      $3,100,000            $310,000            $2,790,000
------------------------------------------------------------------------------------------------

(1) Does not include additional compensation to be received by the Underwriter. The Company will pay Security Capital Trading a discount of 10% of the offering price. The Underwriter will receive a non-accountable expense allowance equal to 3% of the gross sales price of the Units sold. We have paid Security Capital Trading, Inc. $15,000 towards this non-accountable expense allowance in advance. Security Capital Trading will receive other forms of compensation with respect to this offering, including one option to purchase one Unit at $7.44 for each ten Units sold in the Offering. We have also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and granted the Underwriter a right of first refusal with respect to certain future financings. See "Underwriting".

(2) Before deducting the non-accountable expense allowance to be paid by the us to the Underwriter of $18,600 if the Minimum Units are sold and $93,000 if the Maximum Units are sold and other expenses payable by us including legal, accounting, printing and filing fees, estimated at $47,500.

(3) The first 100,000 Units are being offered by us on a "best efforts, all or none" basis. We might not sell any of the Units. Pending the sale of the first 100,000 Units, all monies received from purchasers in the Offering (the "Investors") will be placed in a non-interest bearing escrow account at Continental Stock Transfer and Trust Company, 2 Broadway - 19th Floor, New York New York 10004 (the "Escrow Agent"). Unless 100,000 Units are sold within 90 days from the date of this Prospectus, or a 90 day extension period which may be applied at the option of us and the Underwriter (with an additional 10 days to allow all funds that are received to clear), the Offering will terminate and all funds held by the Escrow Agent will be promptly returned to the Investors. If the funds are returned, Investors will receive a return of all of the money that they have invested but will not receive any interest. During the time that their funds are held by the Escrow Agent, Investors do not have the right to receive a return of their subscriptions. If we receive subscriptions for 100,000 Units, the Offering will continue on a "best efforts" basis for up to a maximum of 500,000 Units.

                        THE DATE OF THIS PROSPECTUS IS __.

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, UNITS ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

                         SECURITY CAPITAL TRADING, INC.
                                  111 Broadway
                              New York, N.Y. 10006
                              Tel: (212) 406-0500

                                TABLE OF CONTENTS

HEADING                                                                     PAGE
Where You Can Find More Information.........................................  4
Disclosure Regarding Forward Looking Statements.............................  6
Summary.....................................................................  7
Risk Factors................................................................  8
How We Intend to Use the Proceeds of the Offering........................... 18
Capitalization.............................................................. 18
Dilution.................................................................... 19
How We Determined the Offering Price........................................ 19
Our Dividend Policy......................................................... 21
Plan of Operation........................................................... 21
Our Business................................................................ 22
Management.................................................................. 27
Executive Compensation......................................................
Principal Shareholders...................................................... 30
Certain Relationships and Related Transactions.............................. 30
Description of Securities................................................... 31
Shares Eligible for Future Sale............................................. 35
Underwriting Arrangements................................................... 36
Legal Matters............................................................... 38
Experts..................................................................... 38
Statement About Indemnification ............................................ 38
Index to Financial Statements.............................................. F-1

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission (the "Commission" or the "SEC") a registration statement on Form SB-2 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act") covering the Units offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For more information about the Units, Warrants, Common Stock or the Company, you should read the Registration Statement and related exhibits, annexes and schedules. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. You may inspect and copy the Registration Statement and related exhibits, annexes and schedules at the Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Information about the operation of the Public Reference Room of the Commission may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants, like we will be after this offering, that file electronically with the Commission. The address of the Web site is: http://www.sec.gov.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND THE WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

A SIGNIFICANT AMOUNT OF THE UNITS TO BE SOLD IN THIS OFFERING MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITER. SINCE THE UNDERWRITER WILL NOT MAKE A MARKET IN OUR SECURITIES, THIS MAY EFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S SECURITIES, WHICH MAY NOT HAPPEN, IT IS POSSIBLE THAT THE MARKET FOR YOUR COMMON STOCK AND WARRANTS COULD BECOME ILLIQUID. THIS COULD EFFECT YOUR ABILITY TO TRADE YOUR COMMON STOCK AND WARRANTS.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         EXCEPT FOR HISTORICAL FACTS THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ANY STATEMENTS IN THIS OFFERING DOCUMENT THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE CONSIDERED TO BE FORWARD-LOOKING STATEMENTS. WRITTEN WORDS SUCH AS "MAY", "WILL", "EXPECT", "PROJECT", "BELIEVE", "ANTICIPATE", "ESTIMATE" OR "CONTINUE", OR OTHER VARIATIONS OF THESE OR SIMILAR WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY, DEPENDING ON A VARIETY OF FACTORS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO:

o  COMPETITIVE PRESSURES FROM OTHER COMPANIES OPERATING IN OUR AREAS
   OF BUSINESS,
o  CHANGING TECHNOLOGIES,
o  THE DEVELOPMENT OF SUPERIOR SOFTWARE,
o  THE LACK OF ADEQUATE CAPITAL TO FUND CONTINUING OPERATIONS,
o  ACCEPTANCE OF OUR SOFTWARE AND SERVICES BY THE PROPOSED CUSTOMERS,
o  GENERAL ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES.

NO ASSURANCE CAN BE GIVEN THAT THE COMPANY HAS IDENTIFIED ALL OF SUCH RISKS OR POTENTIAL RISKS.

         WE DISCLAIM ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO PUBLICALLY ANNOUNCE THE RESULT OF ANY REVISIONS TO ANY OF THESE FORWARD LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS BASED ON SUBSEQUENT EVENTS OR DEVELOPMENTS.

--------------------------------------------------------------------------------

                                    SUMMARY

ALL SHARE AND PER SHARE INFORMATION IN THIS PROSPECTUS HAVE BEEN ADJUSTED TO REFLECT A SEVEN FOR TEN REVERSE STOCK SPLIT WHICH WE EFFECTED IN OCTOBER, 2000.

         Because this section of the Prospectus is only a summary, it does not contain all the information that may be important to you. You should read the entire Prospectus, especially "Risk Factors," beginning on Page 8, and the Consolidated Financial Statements and Notes, before deciding to invest in our common stock.

ABOUT US

         We were formed in 1998 as a Delaware corporation and although we conducted preliminary discussions regarding several acquisitions, we were inactive until August, 2000 when we acquired all of the shares of our wholly owned subsidiary, Emerging Technologies, Inc., an Arizona corporation ("our Subsidiary" or "ETI") in exchange for 2,310,000 shares of our Common Stock.

         Our business is operated by our Subsidiary. We are a software development and services company that is developing a suite of applications which allow organizations utilizing legacy (non-windows) mainframe computers to enter the e-commerce marketplace which requires a familiar graphical interface in a Windows/MacIntosh format and 24/7 access. Our management believes that many organizations using legacy computer systems are reluctant to incur the costs of replacing those systems, but also realize the importance of e-commerce to their future. While our patent applied for EnableWareTM technology and software and service offerings have potential applicability to many types of organizations, ETI has determined to initially focus on the higher education market. ETI believes that fulfilment of its current contracts with St. Lawrence College and The University Systems of Maryland will give ETI specialized knowledge as to the needs of those markets and result in a "CollegeWare" suite of applications that can be marketed on a larger scale with the hope of becoming the dominant player within that market. If ETI is successful in such strategy, it will attempt to seek other markets for its EnableWareTM products and services through its own sales and through strategic alliances. In a typical application, ETI is paid both for the software that it delivers and for providing consulting services for implementation.

SECURITIES OFFERED

         Up to 500,000 Units, each comprised of one share of Common Stock and two redeemable Warrants on a "best efforts, 100,000 Units or none" basis with the remainder on a best efforts basis.


                                       7
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CAPITALIZATION BEFORE AND AFTER THE OFFERING

         The Company is authorized to issue 50,000,000 shares of Common Stock, par value $.0001 per share, and 5,000,000 shares of Preferred Stock, par value $.0001 per share, with such rights, privileges, limitations and preferences as may be determined by the Company's Board of Directors. Prior to this offering there were 6,328,000 shares outstanding and no shares of Preferred Stock were designated or outstanding. See "Description of Securities". After the conclusion of this offering there will be 6,828,000 shares of common stock outstanding assuming that the maximum number of Units are sold and 6,428,000 if the minimum number of Units are sold.

TERMS OF THE WARRANT

         Each Warrant will entitle you to purchase one share of our Common Stock for $7.00 for a period of five years commencing on the date of this prospectus. The exercise of the Warrants will adjust in the event of stock splits, combinations, stock dividends, recapitalizations and the like. We have the right to redeem the Warrants for $.05 per Warrant by sending you a thirty day notice at a time when the Common Stock has had a closing bid price of $8.40 or greater for twenty consecutive trading days.

USE OF PROCEEDS

         The Company will use the proceeds of this Offering as working capital, principally to enable it to complete its installation contract at the University Systems of Maryland, to hire additional personnel, to fund additional customer projects and for an expanded marketing effort.

RISK FACTORS

         Shares offered hereby are speculative, involve a high degree of risk, and should not be purchased by anyone who can not afford to lose their entire investment. The risks include risks common to new ventures, risks of the rapidly changing high technology computer software - internet industry, risks regarding the Company's financial prospects, control by management, future sales of restricted stock and other risks. See "Risk Factors".

                                       8
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SUMMARY FINANCIAL INFORMATION - ETI

         The following table sets forth, for the periods and at the dates indicated, selected historical consolidated financial data of ETI. The summary information should be read in conjunction with, and is qualified in its entirety by, "Management's Discussion and Analysis of Financial Condition and Plan of Operations," the Consolidated Financial Statements of the Company and related notes and the independent auditors' report included elsewhere in the Prospectus.

BALANCE SHEET DATA:

                                 December 31,  December 31,    September 30,
                                 1998          1999            2000 (unaudited)
--------------------------------------------------------------------------------

Current Assets                    $65,199      $71,978         $ 166,838
Net Property and Equipment             $0           $0            $1,296
Total Assets                      $65,199      $71,978         $ 168,134

Current Liabilities               $41,558      $39,241         $ 288,108
Stockholders' Equity (Deficit)    $23,641      $32,737         $(119,974)


STATEMENT OF OPERATIONS AND RETAINED EARNINGS DATA:
FOR THE PERIODS

                                                        January 1,   January 1,
                           January 1,     January 1,    1999 to      2000 to
                           1998 to        1999 to       September    September
                           December       December      30, 1999     30, 2000
                           31, 1998       31, 1999      (unaudited)  (unaudited)
--------------------------------------------------------------------------------

Total Revenue             $1,112,338     $ 328,267     $ 293,633     $        0
Total Expenses            $  698,694     $ 319,771     $ 264,550     $  148,089
Net Income (Loss)         $   22,718     $   8,496     $  22,083     $ (148,089)
Income (loss) per share
basic and diluted
based on 100,000 shares   $      .23     $     .08     $     .22     $    (1.48)


                                       9
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SUMMARY FINANCIAL INFORMATION - THE COMPANY

         The following table sets forth, for the periods and at the dates indicated, selected historical consolidated financial data of the Company. The summary information should be read in conjunction with, and is qualified in its entirety by, "Management's Discussion and Analysis of Financial Condition and Plan of Operations," the Consolidated Financial Statements of the Company and related notes and the independent auditors' report included elsewhere in the Prospectus.

BALANCE SHEET DATA:

                              December 31,       December 31,   September 30,
                              1998               1999           2000 (unaudited)
--------------------------------------------------------------------------------

Total Current Assets          $     202          $     202      $   235,485
Goodwill                      $       0          $       0      $ 1,434,501
Total Assets                  $     202          $     202      $ 1,686,282
Total Liabilities             $       0          $       0      $    76,608
Stockholders' Equity          $     202          $     202      $ 1,609,674

STATEMENT OF OPERATIONS DATA:
FOR THE PERIODS

                                                        January 1,   January 1,
                            January 1,    January 1,    1999 to      2000 to
                            1998 to       1999 to       September    September
                            December      December      30, 1999     30, 2000
                            31, 1998      31, 1999      (unaudited)  (unaudited)
--------------------------------------------------------------------------------

Income                     $       0      $       0     $       0    $       0
Expenses                   $     312      $       0     $       0    $ 195,179
Net (loss)                 $    (312)     $       0     $       0    $(195,179)
Income (loss) per share
basic and diluted          $     .00      $     .00     $     .00    $    (.03)
Shares used in
per share calculation      5,140,000      5,140,000     5,140,000    5,515,000

                                       10
--------------------------------------------------------------------------------

                                  RISK FACTORS

         An investment in the Units offered hereby is speculative and involves a high degree of risk, including the risk factors described below. In addition to the other information presented in this Prospectus, each prospective investor should carefully consider the following risk factors inherent in and affecting our business and this Offering before making an investment decision. This Prospectus contains certain forward-looking statements regarding our business and prospects that are based upon numerous assumptions about future conditions, which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. Our ability to achieve such results is subject to certain risks and uncertainties, such as those risks detailed in this section, and other risks detailed throughout this Prospectus. These forward-looking statements represent management's judgment as of the date of the filing of this Prospectus. We disclaim, however, any intent or obligation to update these forward-looking statements.

WE ARE A DEVELOPMENT STAGE COMPANY AND ANTICIPATE LOSSES. We are in the development stage. Consequently, you may anticipate that our operations will be subject to numerous problems, delays, expenses and difficulties typically associated with the development of a new business, many of which may be beyond our control. These include, but are not limited to, unanticipated problems and additional costs relating to product development, marketing and competition. We may incur operating losses until such time, if ever, that we derive regular and substantial revenues from the sale of products. We incurred losses of ($195,179) during the nine months ended September 30, 2000. There can be no assurance that we will successfully complete the transition from a development stage company to profitability or if such transition is successful, that we will be able to maintain profitability. See "Business".

THERE IS A GREAT LIKELIHOOD THAT WE WILL REQUIRE ADDITIONAL FINANCING. If we are successful in expanding our markets, we would be required to rapidly expand our operations to take advantage of market opportunities. Furthermore, unforseen difficulties may result in an increase in our expenses. In such event we will have to raise additional capital. We can not assure you that we will be able to raise additional financing on acceptable terms should we be required to do so and if we can not raise additional financing, our business operations may have to be cut back severely.

WE ARE DEPENDENT ON KEY PERSONNEL AND EMPLOYEES. The success of our business will continue to be highly dependent upon key members of senior management. The loss of services of one or more of such employees, particularly Mr. Robert Ziglin, the President and Chief Executive Officer, could have a materially adverse effect upon our business and development. Mr. Ziglin is responsible for our operations and development. Upon the first closing of this offering we will have a three year employment agreement with Mr. Ziglin and $1,000,000 key man insurance on his life. We might not be able to replace Mr. Ziglin, even if we

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

had the proceeds of that policy. Our future operations will also depend in part upon our ability to retain current employees and to attract and retain additional qualified personnel. We might not be able to attract and retain such personnel or, if we are able to do so, on terms deemed favorable by management. See "Business -Employees" and "Management."

WE ARE UNCERTAIN OF THE COMMERCIAL ACCEPTANCE OF OUR PRODUCTS. Our success will be largely dependent upon commercial acceptance of our EnableWare family of software products and services. The market for this product and service line has not been studied by us in any formal market research. Accordingly, demand for our products and services and market acceptance are subject to a high level of uncertainty. Sales of such products and services depend on a number of factors, including the influence of market competition from products that might be developed in the future, technological changes in the software market, our ability to design, develop and introduce enhancements on a timely basis, the acceptance of the software as the standard within a market niche, and our ability to establish distribution channels. Moreover, the introduction of competitive products may reasonably be anticipated, particularly if the demand for EnableWare is substantial.

OUR PRODUCTS ARE SUBJECT TO OBSOLESCENCE. Software products, even those which obtain general commercial acceptance, must be continually upgraded and modified to match the features of competitive products, to meet the requirements of new hardware and operating systems, to eliminate conflicts with other software or the software will be perceived in the market as obsolete and will lose market acceptance. While we will devote a significant portion of its resources to product upgrades, no assurance is given that such efforts will prove successful and that our products will be able to maintain any market share which they might achieve.

WE CAN NOT BE CERTAIN THAT OUR PRODUCTS AND SERVICES WILL BE ACCEPTED IN NEW MARKETS. In order for us to successfully penetrate other market areas, we will have to expand our marketing and distribution efforts. There can be no assurance that we will be able to successfully market our products in other areas. See "Business - Marketing and Distribution."

WE WILL HAVE GREAT DISCRETION AS TO THE USE OF THE PROCEEDS OF THIS OFFERING. Because a substantial portion of the proceeds of this Offering are allocated to working capital, our management has broad discretion to apply and allocate the proceeds. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of our management with respect to the application and allocation of the net proceeds hereof See "Use of Proceeds," "Business" and "Management."

WE WILL NEED TO HIRE ADDITIONAL PERSONNEL. Upon the completion of this offering, we will hire additional personnel in the area of sales and installation. In addition we intend to hire several executive officers, including a chief financial officer. However, the timing of these hires will be governed, in large part, by our present management's ability to locate suitable personnel on suitable terms. No assurance can be given that we will be successful in these efforts.

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

WE CAN NOT BE CERTAIN OF ANY PATENT PROTECTION. Robert Ziglin, our Subsidiary's founder, has applied for a patent for ETI's layering software and assigned his patent application to the Company. However, no assurance can be given that such patent will be granted or that it will afford us meaningful protection against claims of infringement. We also can not be certain that others will not raise a claim that our patent infringes on a patent which they own.

WE ARE AND WILL BE SUBJECT TO INTENSE COMPETITION. We are subject to intense competition from other companies engaged in software development and licensing businesses. At each juncture in the development of the computer industry, potential customers with legacy systems must decide whether to continue to upgrade or modify the existing systems or to replace the same. In addition, other companies may develop other software alternatives to our software programs for enabling legacy computers to serve the needs of e-commerce. Many of these competitors will have greater resources than we do. See "Business - Competition."

WE MAY NOT BE ABLE TO MANAGE ANY GROWTH. If we succeed in growing, growth will place significant burdens on our management and on our operational and other resources. We will need to attract, train, motivate, retain and supervise our senior managers and other employees and develop a managerial infrastructure. If we are unable to do this, our business venture may not be successful.

SINCE WE HAVE NEVER PAID A DIVIDEND AND ARE UNLIKELY TO DO SO, YOU MAY ONLY REALIZE A PROFIT ON YOUR INVESTMENT IN THE COMPANY THROUGH A MARKET RISE IN OUR SECURITIES. We have never paid, and have no intentions in the foreseeable future to pay, any dividends on our common stock. Therefore, if you purchase any Units in this offering, in all likelihood, you will only realize a profit on your investment if the market price of our Common Stock or Warrants. See "Dividend Policy."

YOUR WARRANTS ARE REDEEMABLE AND THIS MAY IMPACT YOU. We may redeem the Warrants in certain circumstances. Our exercise of this right would force a holder of the Warrants to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holder to do so, to sell the Warrants at the then current market price when the holder might otherwise wish to hold the Warrants for possible additional appreciation or to accept the redemption price, which is $.05. Holders who do not exercise their Warrants prior to redemption will forfeit their right to purchase the shares of Common Stock underlying the Warrants. The foregoing notwithstanding, we may not redeem the Warrants at any time that a current registration statement under the Act is not then in effect. See "Description of Securities - Redeemable Warrants."

WE WILL GRANT UNDERWRITER'S OPTIONS WHICH MAY IMPACT YOU. In connection with the Offering, we will issue up to 50,000 Underwriter's Options each to purchase a Unit for $7.44. To the extent that the Underwriter's Options and the Warrants issuable on their exercise are exercised, they would have a dilutive effect on the percentage of outstanding shares of Common Stock owned by persons investing in this Offering. The exercise of the Underwriter's Options is likely to occur at a time when we could probably obtain additional equity capital on terms more favorable than those provided by the Underwriter's Options. See "Underwriting."

WE ARE AUTHORIZED TO ISSUE PREFERRED STOCK WHICH, IF ISSUED, MAY ADVERSELY AFFECT YOUR VOTING RIGHTS AND REDUCE THE MARKET PRICE OF OUR COMMON STOCK. Our board of directors is authorized by our articles of incorporation to issue shares of preferred stock without the consent of our shareholders. Our preferred stock, when issued, may rank senior to common stock with respect to voting rights, payment of dividends and amounts received by shareholders upon liquidation, dissolution or winding up. Such preferences will be set by our board of directors. The issuance of such preferred shares and the preferences given the preferred shares, do not need the approval of our shareholders. The existence of rights which are senior to common stock may reduce the price of our common shares. We do not have any plans to issue any shares of preferred stock at this time. See "Description of Securities".

WE ARE CONTROLLED BY OUR MANAGEMENT AND PURCHASERS IN THIS OFFERING WILL HAVE NO CONTROL OVER OUR AFFAIRS. Robert Ziglin, one of our founders, owns 2,825,200 shares, or 44.6%, of the Company's outstanding common stock and our management, as a group owns 3,021,200 shares or 47.7% of the outstanding Common Stock. After the maximum offering our management, as a group, will own 44.2% of the outstanding stock and will probably be in a position to elect all of the members of our Board of Directors and control Our affairs. See "Principal Shareholders".

PENNY STOCK REGULATIONS MAY EFFECT THE VALUE OF YOUR UNITS. The U.S. Securities and Exchange Commission (the "Commission") recently adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and sales person compensation information, must be given to the customer orally or in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Although the Offering's price of our Common Stock has been set at $6.00, a stock price above $5.00 might not be maintained in any trading market that might develop. If the price of the Common

Stock drops below $5.00 it would be subject to the penny stock rules and investors in this Offering may find it more difficult to sell their Common Stock until the Company's Common Stock trades on the Nasdaq and/or sells at a price greater than $5.00 per share.

THE OFFERING PRICE AND STRUCTURE OF THE UNITS WAS ARBITRARILY DETERMINED. The price of the Units and the terms of the Warrants have been determined by us and the Underwriter. In determining the Offering Price, we have considered such matters as our financial condition, estimates of our business potential, the early stage of development of our business the general condition of the securities market and the application of the "penny stock" rules. The Offering Price of the Units should not, however, be considered an indication of the actual value of the Company or its securities. The Offering Price of the Units does not bear any relationship to the assets, net worth, results of operations, or other objective criteria of value applicable to us. Moreover, the Offering Price of the Units should not be viewed as any indication of the future value of the Units.

YOU WILL SUFFER DILUTION WHEN YOU PURCHASE THE UNITS AND YOU MAY SUFFER MORE DILUTION IN THE FUTURE. This Offering involves immediate substantial dilution from the Offering Price. Subsequent to this Offering, the net tangible book value of the Common Stock included in the Units offered hereby will be substantially less than the price at which you will purchase the Units. The net tangible book value of our shares (as at September 30, 2000) as adjusted for the sale of the Minimum Units will be $650,777 or $0.10 per share. Accordingly, purchasers of Units will sustain an immediate substantial dilution of their investment of $5.90 per share included in the Unit if the Minimum Units are sold. The net tangible book value of our shares (as at September 30, 2000) as adjusted for the sale of the Maximum Units will be $2,808,377 or $0.41 per share. Accordingly, purchasers of Units will sustain an immediate substantial dilution of their investment of $5.59 per share included in the Unit if the Maximum Units are sold.

OUR OUTSTANDING COMMON STOCK MAY ADVERSELY AFFECT THE MARKET PRICE OF THE SHARES, WARRANTS AND UNITS WHICH YOU ARE BUYING. We have 6,328,000 shares of our common stock presently issued and outstanding which will not be sold in this Offering. We cannot predict the effect, if any, that sales of these outstanding shares or the availability of those shares for sale, will have on the market prices of our common stock. These shares were all acquired at prices of $.50 or less. All of these shares will become eligible for sale pursuant to Rule 144 under the Act at various times before September 1, 2001. While each of our present shareholders has agreed that without the Underwriter's consent they will not sell any of their shares until twelve months after the first closing hereunder and while each of those persons has further agreed to sell no more than 50% of their holdings prior to eighteen months from the first closing date without the consent of the Underwriter, it is impossible to predict the effect of these sales on any market that may develop.

NO TRADING MARKET MAY EVER DEVELOP FOR OUR COMMON STOCK AND WARRANTS AND ANY MARKET THAT DOES DEVELOP MAY BE SPORADIC OR VOLATILE. Prior to this Offering there is no trading market for our Common Stock or Warrants. Although we intend to seek inclusion of the Common Stock and the Warrants on the OTCBB, we might not successfully accomplish this. Even if the Common Stock and the Warrants trade on the OTCBB, a regular trading market may not develop and, if such market does develop, it may not be sustained. The OTCBB is an unorganized, inter-dealer over-the-counter market which provides significantly less liquidity than either Nasdaq SmallCap or the Nasdaq National Market and quotes for securities traded on the OTCBB do not appear in the financial sections of newspapers. Therefore prices for securities traded on the OTCBB may be more difficult to obtain than securities included in Nasdaq. Furthermore, it is unlikely that lending institutions will be willing to accept the Common Stock or Warrants as collateral for loans, even if a trading market does develop. See "Shares Eligible for Future Sale" on Page 35.

WE MAY ISSUE A SUBSTANTIAL AMOUNTS OF ADDITIONAL SHARES WITHOUT SHAREHOLDER APPROVAL. After this Offering, and assuming a sale of the maximum number of Units in the Offering, we will have an aggregate of approximately 42,000,000 shares of Common Stock authorized but unissued and not reserved for specific purposes. All of such shares may be issued without any action or approval by our shareholders. Although there are no other present plans, agreements, commitments, or undertakings by us with respect to the issuance of additional shares, or securities convertible into shares, any shares issued would further dilute the percentage ownership of the Company held by the purchasers in this Offering. We have agreed that, with certain limited exceptions for stock options to employees and consultants, we will not issue additional shares of our common or preferred stock for a period of 24 months from the date of this prospectus without the consent of the Underwriter. See "Description of Securities" on page 31.

IT WILL BE NECESSARY FOR US TO UPDATE THIS REGISTRATION STATEMENT. So long as the Warrants or Option Units are exercisable, or in the event that we elect to reduce the exercise price or exercise period of the Warrants, we will be required to file one or more Post-Effective Amendments to its Registration Statement to update the general and financial information contained in this Prospectus. These obligations could result in substantial expense to us and could be a hindrance to any future financing. Warrants may not be exercised after _______ 2001 (nine months from the date of this Prospectus), unless and until a Post-Effective Amendment has been filed and becomes effective. We will notify our transfer agent and all Warrant holders if Warrants may not be exercised due to the absence of an effective Post-Effective Amendment. Although we have undertaken and intend to keep this Registration Statement current, we might not keep this Registration Statement current, and, if for any reason we do not do so, the Warrants will not be exercisable.

THE UNDERWRITER WILL NOT ACT AS A MARKET MAKER. A significant amount of the Units which are to be sold in this Offering may be sold to customers of the Underwriter. The Underwriter does not act as market maker in any securities and will not be making a market in our securities. Broker/dealers other than the Underwriter might not make a market in our securities. In the event that other broker/dealers fail to make a market in our securities, the possibility exists that the market for and the liquidity of your Common Stock and Warrants could be severely adversely affected. This, in turn, could affect your ability to trade your Common Stock and your Warrants.

A CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION WILL BE REQUIRED TO EXERCISE YOUR WARRANTS. We intend to qualify the sale of the Units in a limited number of states, although certain exemptions under certain state securities ("blue sky") laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. Although the Units will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy Common Stock or Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. We may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In this event, we would be unable to issue shares of Common Stock to those persons desiring to exercise their Warrants. We might not be able to effect any required registration or qualification of the Common Stock in any jurisdiction. See "Description of Securities - Warrants."

BEST EFFORTS OFFERING; ESCROW OF INVESTOR'S FUNDS. This Offering is being made on a "best efforts, all-or-none" basis with respect to the first 100,000 Units. All or none of them will be sold. The remaining 400,000 Units offered will be made on a "best efforts" basis. Since this Offering is being made on a "best efforts" basis, there can be no assurance that any of the Units will be sold. Under the terms of this Offering, the Underwriter is offering the Units for a period of 90 days which may be extended up to an additional 90 days. Pending the sale of 100,000 Units, all proceeds will be held in an escrow account. No commitment exists by anyone to purchase all or any of the Units offered hereby. Consequently, subscribers' funds may be escrowed for as long as 180 days and then returned without interest thereon or deduction therefrom in the event 100,000 Units are not sold within the offering period. Investors, therefore, will not have the use of any subscription funds during the subscription period. See "Underwriting."

CERTAIN ANTI-TAKEOVER PROVISIONS. The ability of the Board of Directors to issue shares of preferred stock in one or more series and to determine the designation, voting and other rights, preferences, privileges and restrictions applicable to such shares, and applicable provisions of Delaware law may have the effect of discouraging a merger, tender offer, proxy contest or other transaction involving a change in control of the Company that has not received the prior approval of a majority of our Board of Directors. See "Description of Securities".

FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH IN THIS PROSPECTUS, THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN US.

               HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

         We presently anticipate the net proceeds from the sale of the Units after payment of commissions and expenses will amount to $ 491,900 if the minimum of 100,000 Units are sold and $ 2,649,500 if all 500,000 Units are sold. We currently intend to use the net proceeds as follows:

In the event the minimum number of Units are sold:

o  $   330,000 for product sales, marketing and promotion;

o  $    70,000 for equipment;

o  $    50,000 for product enhancements;

o  $    20,000 for our office lease and leasehold improvements; and

o  $    21,900 for working capital

In the event all of the Units are sold:

o  $ 1,270,000 for product sales, marketing and promotion;

o  $   500,000 for product enhancements and development;

o  $   340,000 for equipment;

o  $   110,000 for our office lease and leasehold improvements; and

o  $   429,500 for working capital

         Pending any such uses of the proceeds of this offering, we will invest the net proceeds of this offering in short-term, investment grade, interest-bearing instruments. We believe that the net proceeds from the offering together with funds generated from operations, will meet our anticipated capital funding needs for at least the next 18 months.

                                 CAPITALIZATION

The following table presents Our capitalization at of September 30, 2000, and as adjusted: (i) to give effect to the sale of maximum of 500,000 Units in this offering and the application of the estimated net proceeds of approximately $2,649,500 and (ii) to give effect to the sale of the minimum of 100,000 Units in this offering and to the application of the estimated net proceeds of approximately $491,900.


                                 September 30, 2000  As Adjusted         As Adjusted
                                 Actual              Maximum Offering    Minimum Offering
                                 ------------------  ----------------    ----------------
Shareholders' equity:
Common stock, $0.0001 par value,
50,000,000 shares authorized;
6,328,000 shares (actual),
6,828,000 shares (as adjusted
maximum); 6,428,000 shares (as
adjusted minimum)
issued and outstanding           $       904         $        954        $       914

Additional paid-in capital       $ 1,804,261         $  4,453,711        $ 2,296,151

Retained Earnings (Deficit)      $  (195,491)        $   (195,491)       $  (195,491)

Total shareholders' equity
and capitalization               $ 1,609,674         $  4,259,174        $ 2,101,574

                         DETERMINATION OF OFFERING PRICE

         We and the Underwriter have arbitrarily determined the initial $6.00 offering price of the shares of Common Stock, a $.10 offering price for each of the two Warrants in the Units, a $6.20 offering price for the Units and a $7.00 exercise price for the Warrants. The offering price and the terms of the Warrants is not based on the general condition of the equities market or the valuations of other companies in our market segment.

                                    DILUTION

         Dilution is the difference between the $6.00 purchase price you will pay for a share and the net tangible book value of that share immediately after you purchase it. In the event of a maximum offering you will experience an immediate and substantial dilution of $5.59 out of the $6.00 you pay for a share, because the net tangible book value of your shares will immediately be reduced to $0.41. In the event of a minimum offering you will experience an immediate and substantial dilution of $5.90 out of the $6.00 you pay for a share, because the net tangible book value of your shares will immediately be reduced to $0.10. In making these calculations, we have attributed $0.10 to each of the two Warrants in the Units.

         Our net tangible book value at September 30, 2000, is $158,877 or $0.03 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less liabilities, divided by 6,328,000, the number of shares of common stock outstanding at September 30, 2000. See "Description of Capital Stock." After giving effect to the sale of the minimum of 100,000 Units, the as adjusted net tangible book value at September 30, 2000, would be $650,777 or $0.10 per share. This represents an immediate increase in net tangible book value of $0.07 per share to the existing shareholders and an immediate and substantial dilution of $5.90 per share to new investors. After giving effect to the sale of the maximum of 500,000 Units, the as adjusted net tangible book value at September 30, 2000, would be $2,808,377 or $0.41 per share. This represents an immediate increase in net tangible book value of $0.38 per share to the existing shareholders and an immediate and substantial dilution of $5.59 per share to new investors. The following table illustrates this per share dilution:

Public offering price per share of common stock being offered             $6.00
Net tangible book value per share - initial                               $0.03
Increase attributable to new investors (Minimum Shares)                   $0.07
Adjusted net tangible book value after offering (Minimum Shares)          $0.10
Dilution per share to new investors (Minimum Shares)                      $5.90
Dilution as a percentage of offering price (Minimum Shares)                  98%
Increase attributable to new investors (Maximum Shares)                   $0.38
Adjusted net tangible book value after offering (Maximum Shares)          $0.41
Dilution per share to new investors (Maximum Shares)                      $5.59
Dilution as a percentage of offering price (Maximum Shares)                 93%

         The following tables summarize the relative investments of investors pursuant to this offering and our current shareholders, based on a per share offering price of $6.00 before deduction of offering expenses, and assuming the sale of the minimum of 100,000 Units and the maximum of 500,000 Units.

                             Shares        Total                  Average Price
                            purchased   Consideration               Per Share
                     Number       %        Amount           %

Existing
Shareholders (1)    6,328,000   92.7%    $1,805.165         75%         $.29

New Investors
Minimum Shares        100,000    1.6%    $  600,000         25%        $6.00
Total (1)           6,428,000  100.0%    $2,405,165        100.0%      $0.37

Existing
Shareholders (1)    6,328,000   98.4%    $1,805,165         37.5%       $.29
New Investors
Maximum Shares        500,000    7.3%    $3,000,000         62.5%      $6.00
Total (1)           6,828,000  100.0%    $4,805,165        100.0%      $0.70


(1) The foregoing table does not give effect to the exercise of any of the Warrants, the Underwriter's Unit Option or any options issued or which may be issued under our stock option plan.

         You should note that in preparing the above tables, we have allocated $.20 of the purchase price of the Units to the Warrants.

                                 DIVIDEND POLICY

         We have not paid, and have no current plans to pay, dividends on our common stock. Even if we were to elect to pay any dividends, we may incur indebtedness in the future, the terms of which may prohibit or effectively restrict dividend payments.

                         OVERVIEW AND PLAN OF OPERATIONS

         Our Subsidiary (Emerging Technologies, Inc., an Arizona corporation) was formed in August 1994 and is in the early stage of development. We are engaged in software development, marketing, installation and service. We expect to add value to our customers operations by allowing them to engage in e-commerce without the expenditure of replacing their entire computer system. Our goal is to identify target industry niches and to establish Our reputation therein as providing a cost effective and viable solution for our customers e-commerce needs. Our initial market is the higher education market and we are fulfilling contractual obligations to the University Systems of Maryland and St. Lawrence College. We will seek to obtain other contracts in the higher education market based upon our performance under our initial contracts. We are also engaged in preliminary discussions to provide software in a limited number of other industries which we believe can benefit from our expertise, but our overall plan is to limit the market niches which we enter. We hope that we will be aided in this effort if our patent application is allowed and a patent is granted to us.

         We do not have any meaningful revenues, and will not generate any meaningful revenues until after we implement our strategic plan and attract and retain a significant number customers. We do not anticipate generating any meaningful revenue until at least several months following the consummation of this offering, if at all. Our previous revenues were from consulting fees that were materially different from the fees We anticipate earning in the future. Accordingly, a comparison of the quarter ended September 30, 2000 to the period from the Company's formation in August 1994 through September 30, 1999 is not meaningful.

         Depending upon the level of our business activity, we anticipate that we will use a portion of the proceeds of this offering to hire several additional employees over the next twelve months to market our services to potential customers, we are continually reviewing and considering e-commerce and other related enterprises and ventures, but have not made any commitments at this stage. At this time, there are no plans, proposals, arrangements or understandings for the acquisition of other companies.

         We have generated losses from our inception and anticipate that we will continue to incur significant losses until, at the earliest, we generate sufficient revenues to offset the substantial up-front expenditures and operating costs associated with establishing, attracting and retaining a significant business base. From January 1, 2000 to September 30, 2000 our net loss was $(165,179) and ETI incurred losses of $(148,089) during that period. There can be no assurance that we will be able to enter into a sufficient number of software sales and service contracts to generate meaningful revenues or achieve profitable operations.

                                  OUR BUSINESS

INTRODUCTION

         Enableware Technology, Inc. a Delaware corporation (the "Company"), was formed in March 1998 under the name Health Product Development, Inc., changed its name to Internet Brandsmall, Inc. in January, 1999 and changed its name to its present name in October, 2000. In June 2000, the Company entered into an acquisition agreement (the "Acquisition Agreement") with Emerging Technologies, Inc., an Arizona corporation ("ETI" or "our Subsidiary"), which provided, among other things, that upon the completion of a private offering, which resulted in net proceeds of approximately $294,000, we would acquire 100% of the issued and outstanding shares of ETI in exchange for 2,310,000 shares of our common stock. At that point ETI became a wholly owned subsidiary of the Company. Our business is the business of our Subsidiary.

         Our Subsidiary is a software development and services company that is developing a suite of applications which allow organizations utilizing legacy (non-windows) mainframe computers to enter the e-commerce marketplace which requires a familiar graphical interface in a Windows/MacIntosh format and 24/7 access. Our management believes that many organizations using legacy systems are reluctant to incur the costs of replacing those systems, but also realize the importance of e-commerce to their future. While our patented EnableWareTM technology and software and service offerings have potential applicability to many types of organizations, we have determined to initially focus on the higher education market. We believe that fulfilment of our current contracts with St. Lawrence College and The University Systems of Maryland will give us specialized knowledge as to the needs of customers in those markets. We believe that this knowledge will result in a CollegeWare suite of applications that can be marketed on a larger scale with the hope of becoming the dominant player within that market. If we are successful in such strategy, we will attempt to seek other markets for Our EnableWareTM software and services and to realize revenues from its own sales and through strategic alliances. In a typical application, we are paid both for the software delivered and for providing consulting services for its implementation.

INDUSTRY OVERVIEW

         We believe that many companies and organizations in all industries around the world face the strategic imperative of re-creating themselves into entities engaged in electronic commerce in order not to lose out to the competition. By augmenting or even replacing their traditional distribution, supply chain, customer-service and employee-service channels with around the clock Internet-based channels, these organizations must seek to build new revenue streams and gain competitive advantage. We believe that first generation of e-commerce consisted primarily of basic web sites offering product information for marketing purposes. These have largely been replaced by sites enabling and creating value-added relationships with suppliers and distributors and offering differentiated, unique and accurate online information and transaction services to customers. By extending and/or streamlining core business processes over the Internet and integrating both new and legacy information system with suppliers, distributors, customers and employees, companies seek to achieve significant competitive advantage, increased customer satisfaction, new sources of revenues and simply improve efficiency. This next generation of e-commerce, often referred to as e-business, is transforming the way business is done and has given rise to the "Internet economy."

         With the evolution of the Internet as a primary means of conducting business, both in business-to-business and business-to-consumer markets, competitive pressures have driven new and more sophisticated forms of e-commerce to emerge. In the Internet economy, also referred to as the "Global Connected Economy" companies find it increasingly difficult to differentiate their offerings on the basis of products, service, price, location or time. As a result, vendors must deliver comprehensive business services and information to offer enhanced value to their suppliers, distributors and customers. In particular, companies seek to participate in two complementary e-business channels, e-business portals and e-marketplaces as distinct ways to capitalize on the Internet, expand their businesses and protect their revenue opportunities. These channels are complementary since many vendors will create e-business portals to directly sell their own goods and services in addition to offering those goods and services through participation in an e-marketplace.

E-BUSINESS PORTALS. An e-business portal is an online destination web site where vendors create value-added relationships with their suppliers, distributors and customers by offering an expanded set of information and services. For example, a business-to-consumer, travel-oriented e-business portal enables visitors to gain information about all aspects of the travel experience, including airfare and hotel availability, cultural activities, Weather and current events, and then purchase all of the goods and services for a particular trip without having to leave the portal at any point in the process.

E-MARKETPLACES. An e-marketplace is a comprehensive trading hub designed to efficiently manage transactions and services among multiple buyers and sellers. For example, a business-to-business e-marketplace acts as an intermediary to enable businesses to interact with potentially thousands of discrete vendors, compare parts, prices and configurations among those vendors, and then purchase all of the goods and services from one or several vendors without having to leave the e-marketplace at any point in the process.

         The Internet economy is poised for rapid growth across both business-to-business and business-to-consumer markets. According to Forester Research, the volume of business-to-business e-commerce transacted through e-business portals, e-marketplaces and other e-business offerings will grow from $43 billion in 1998 to $1.3 trillion in 2003.

THE LEGACY COMPUTER SEGMENT

         There are many demands placed on the infrastructure of e-business portals and e-marketplaces. Companies deploying e-business portals and e-marketplaces must be able to offer a broad range of dynamic information and services from a large, diverse set of information systems and trading partners, and do so faster than their competitors. Compounding this challenge is the fact that these e-business relationships require agility in terms of flexible, adaptable connections that accommodate rapid change. No single standard can be imposed on all suppliers of information and services offered by e-business portals and e-marketplaces. Organizations with legacy computers, frequently turn them off at fixed hours every day. The computer is accessed through a monochrome terminal. E-commerce requires 24 hour a day - seven day a week (24/7) access and more graphical interfaces. In their present configuration, these computers (and hence these organizations) are ill equipped to enter e-commerce.

         To successfully address these business requirements, e-business portals and e-marketplaces must meet complicated technical requirements. Key technical requirements include:

AGGREGATION - capturing and transforming diverse information from a broad range of sources and in multiple formats;

EXCHANGE - enabling the exchange of business documents. including product or service pricing availability, purchase orders and invoices, for secure, real-time and around the clock business process automation;

INTEGRATION - integrating e-business portals and e-marketplaces with operational systems to synchronize and automate services and transactions;

REUSABILITY - being able to leverage and extend the existing critical business application logic, quickly and inexpensively;

MORPHING - integrating and transforming the existing infrastructure, to e-business infrastructure;

         Given these requirements, e-business portals and e-marketplaces face significant challenges in effectively expanding their businesses to fully capitalize on the opportunities created by the Internet. Existing approaches for addressing these challenges are limited. The limitations are compounded by the fact that industry estimates claim $2 trillion worth of legacy mainframe applications are still locked away on older mainframe infrastructures and not readily available for Internet access. Those applications account for 70% of the world's critical business logic and associated cryptic data. The most common approaches consist of manual, custom systems. This may be adequate initially for a daily 9 to 5 type operation, but tend to break down as the e-business portals and e-marketplaces expand to provide additional services and information around the clock, from an ever-increasing number of suppliers, distributors and customers. Another approach is to replace the current mainframe applications with an Enterprise Resource Planning (ERP) application; an approach that the market is substantially rejecting due to lengthy implementation cycles and functionality losses. Many of these custom and replacement approaches incorporate single-function products that address particular infrastructure needs, but do not offer a comprehensive solution that spans each of the important requirements. These approaches often lack:

- speed of deployment; or time-to-market;
- ability to accommodate growth to thousands of users;

- ease of adaptability to end-users;
- ability to accommodate rapid change;
- reliability on standards; and
- comprehensiveness to meet the demands of a broad range of e-business relationships and interactions.

         As a result, there is a need for e-business infrastructure applications that provide a comprehensive solution for e-business portals and e-marketplaces. This solution must be open, expandable to many concurrent users, and adaptable to enable the rapid aggregation, exchange, integration, business logic evolution, morphing and access to dynamic information and services from a broad range of suppliers, distributors and customers.

         We have developed a comprehensive suite of applications with full implementation services designed to enable companies to rapidly deploy and easily migrate to e-business portals and e-marketplaces. We seek to address the unique challenges faced by both current and new e-business portals and e-marketplaces in both business-to-business and business-to-consumer e-commerce. Our product suite covers each of the key infrastructure requirements: aggregation and transformation of diverse content and information; automation of critical business-to-business transactions; integration with operational systems; and reusability and morphing for smooth transition to e-business.

         Our software ("EnableWareTM") is intended to enable its clients with legacy mainframe computers to be able to transition to e-business without replacing those computers because it will enable them to:

ACHIEVE RAPID TIME-TO-MARKET. EnableWareTM customers can rapidly deploy e-business portals and e-marketplaces. EnableWareTM is a comprehensive application suite that eliminates the need for months of custom programming and complete legacy application replacements, and that reduces the customer's reliance on complex system integration and lengthy implementation.

ENGAGE AND RETAIN CUSTOMERS. By automating the aggregation of a wide variety of rich, relevant and timely information and services, EnableWareTM allows e-business portals and e-marketplaces to transform their disparate information sources and Web sites into a highly convenient destination for their clients. In addition to aggregating diverse information, EnableWareTM offers our clients a robust product for enhancing their operational systems to keep the information current, synchronized and available around the clock.

INCREASE REVENUES AND MARKET SHARE. EnableWareTM is designed to allow customers to create superior Internet revenue channels through the rapid delivery of high quality information and services, and through achieving efficient interactions around the clock with suppliers, distributors, employees and other business affiliates. These superior Internet revenue channels, coupled with high efficiency, may in turn drive market share expansion for our customers as they are able to enhance their competitive positions and extend their market.

ENABLE EXPANDABLE AND AGILE E-BUSINESS. EnableWareTM allows our customers to be more agile in responding to the rapid pace of change associated with the Internet economy. By delivering an easy-to-use and highly flexible product suite, we provide our customers with the ability to handle a broad range of rapidly changing and expanding business requirements. Our solutions are capable of growing and supporting thousands of users, flexible to accommodate rapidly changing requirements and industry standards, and adaptable to manage disparate systems and ways of doing business.

INITIAL MARKETING STRATEGY

         Our objective is to become an industry recognized provider of comprehensive e-business infrastructure solutions that enable the creation of, and migration from legacy systems to e-business portals and e-marketplaces. We realize that the Company's limited resources will require that it adopt a directed approach to be effective. We intend to leverage the experience we have gained from our contracts with St. Lawrence College and the University Systems of Maryland to become the recognized provider for offering this type of software to colleges and universities with legacy computers to enable them to enter the world of e-commerce in an effective manner. The experience at the University Systems of Maryland has led to relationships with industry leaders in the legacy computer arena. We are working at the University Systems of Maryland under a contract with Oracle, an industry leader. In addition, we have developed a group of applications especially suited to the needs of institutions of higher learning called CollegeWare. We are devoting our initial marketing effort to becoming a recognized provider to the higher education niche. We believe that the niche is sufficiently large to provide a base for further expansion into other markets at a later date. In this connection, we are developing enhancements to EnableWareTM to create a software suite to be called CollegeWare that should have special value to colleges and universities. For example, today students expect to be able to view course catalogs, plan their schedules, and register for courses (or drop and add courses) and pay for tuition on line. This is an area of e-commerce unique to higher education. CollegeWare will allow colleges with legacy computers to offer these services to students.

SOURCES OF REVENUES

         We intend to realize revenue from product licenses, installation fees and service fees. The list price (product license fee) of each EnableWareTM or CollegeWare product starts at $75,000. Installation fees typically range from $100,000 to $400,000. Annual service fees will vary based upon the size and complexity of the operation and economic conditions, but are anticipated to be about 18% of the product license fee.

PATENT APPLICATION AND PRODUCT PROTECTION

         Robert Ziglin, the principal of ETI, has applied for a patent for the interfacing programs that are the basis of EnableWareTM and CollegeWare. Mr. Ziglin has assigned these rights to the Company. In addition ETI relies on non-disclosure and non-competition agreements, as appropriate, to protect its proprietary information. The grant of a patent may or may not afford us protection against actions of competitors and may or may not afford us protection in the event that claims are raised by third parties that our patent infringes on their intellectual property.

COMPETITION

         We have limited resources and will face competition from entities with much greater resources and established name recognition. The Company will seek to compete on price and service as well as by establishing strategic alliances with established companies in our field. We are currently seeking to establish relationships with Oracle Corporation, RSmart, Inc. and others, but may not be successful in these efforts. We have also entered into a provider contract with IBM which we hope will develop into a strategic relationship.

PROPERTIES

         We lease an office of approximately 120 square feet within a professional office suite pursuant to a lease expiring December 31, 2000 at a base rental of $434 per month. We believe that, should it be required to do so at the expiration of the lease term, it will be able to locate suitable alternative space in the area of its present office.

EMPLOYEES

         We currently employ 5 people, 3 in management and administration, 1 in sales and 1 in installation. None of our employees are subject to a collective bargaining agreement and the Company believes that its relations with its employees are satisfactory.

                                   MANAGEMENT

         Our current officers and directors are as follows:

NAME                      AGE          POSITION

Robert Ziglin             35           CEO, Chairman of the Board
James Cox                 52           Executive Vice President and a Director
Frank J. Hariton          52           Secretary and a Director

DIRECTORS AND OFFICERS

         ROBERT ZIGLIN was elected an officer and director of the Company in August 2000. He started his career in 1986 with Management Science America Inc. He was responsible for management and development of business software applications running on multiple hardware platforms and databases. After a merger in 1990 with McCormick & Dodge to create the world's largest Software Company, Dun & Bradstreet Software Services, Inc. (DBSS), he, along with the President of his division at DBSS, started The Robinson Group (TRG) in Phoenix, Arizona. Mr. Ziglin was responsible for the creation, management and implementation of TRG's most successful product line. The products provided client/server based information access to large mainframe and midrange systems. In 1994, TRG was acquired. Shortly thereafter, Mr. Ziglin left TRG and founded ETI.

         JAMES COX was elected an officer and director of the Company in August, 2000. He has been a director of ETI, which he joined in 1998. Mr. Cox attended the University of Phoenix for his undergraduate BSBM studies in business management. A native of Illinois, he began his data processing career in Chicago as an Actuarial Programmer at Central States, Southeast and SouthWest Areas, Health, Welfare and Pension Fund. Later, he made a career change to work as a Project Leader for Motorola's Corporate Human Resources Information Systems
(HRIS) organization in Schaumburg, IL. In 1987 he transferred to Motorola's Semiconductor Products Sector headquarters in Phoenix, AZ. As Manager of its global HRIS organization, his responsibilities included defining the strategies and execution plans for achieving worldwide HR systems integration. He served a customer base of 25,000 employees and managed a development staff located in multiple geographic areas.

         FRANK J. HARITON was elected assistant secretary of the Company in May 2000 and became Secretary and a Director in August, 2000. Mr. Hariton is an attorney in private practice with offices in White Plains, New York and New York City. He has been engaged in the private practice of law for more than the last five years. He received a B.A. in 1971 and a J.D. in 1974 from Case Western Reserve University. He is also assistant secretary of Vitafort International Corporation (VRFT:OTCBB), a company engaged in developing, marketing and distributing snack foods and low fat and fat free snacks. Since December 1999, Mr. Hariton has been Assistant Secretary of Kushi Natural Foods Corp., a reporting shell corporation.

EMPLOYMENT AGREEMENTS

         In August 2000, we entered into a three year employment agreement with Robert Ziglin which will provide for a base salary of $100,000 plus a bonus equal to 8% of pre-tax profits, if any. Messrs. Ziglin and Cox have also executed agreements requiring them to preserve our confidential information and prohibiting them from competing with us for a period of two years after the termination of their employment, unless they are terminated without cause.

STOCK OPTION PLAN

         In August 2000 we adopted our 2000 Stock Option Plan (the "Plan") pursuant to which 595,000 shares of common stock are reserved for issuance upon the exercise of options. Options granted under the Plan may at the discretion of the Board be incentive stock options ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended ("Code"), or non-incentive stock options.

         Under the terms of the Plan, all directors, officers and key employees of, and consultants to, the Company and all its subsidiaries are eligible for option grants of options. The Committee (which must include non-employee directors) or, in the absence of the appointment of a committee, the Board, determines in its discretion which persons will receive option grants, the number of shares subject to each option, the exercise price, which may not be less than the fair value of the shares subject to the option as determined by the Committee, except that in the case of ISOs, the exercise price must be at least one hundred percent (100%) of the fair market value of the optioned shares on the date of grant, or one hundred and ten percent (110%) of such fair market value if the optionee is the owner of more than ten percent (10%) of the total combined voting power of all classes of voting stock of the Registrant (a "10% Holder"), and the term (which may not be more than ten (10) years from the date of grant, or five (5) years in the case of an ISO granted to a 10% holder) thereof. The Plan permits options granted thereunder to be exercised by the tender of shares of common stock having a fair market value equal to the exercise price of such option or, if provided in the option, by the surrender of options with an intrinsic value equal to the exercise price of the remaining options being exercised.

         Grants for 394,000 of the 595,000 options available under the plan have been made. These options have an exercise price of $6.00 per share, are for four years and vest as to one third of the shares covered thereby on each anniversary date.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information with respect to officers, directors and persons who are known by the Company to be beneficial owners of more than 5% of the Company's Common Stock.

                      NUMBER OF SHARES    % PRIOR TO  % AFTER MINIMUM  % AFTER MAXIMUM
SHAREHOLDER          BENEFICIALLY OWNED    OFFERING       OFFERING         OFFERING

Robert Ziglin           2,825,200           44.6%          44.0%            41.4%

James Cox                 126,000            1.9%           1.9%             1.8%


Frank J. Hariton           70,000            1.1%           1.1%             1.0%

NAIS Corp. (2)            840,000           13.3%          13.1%            12.3%

Dr. Eugene Stricker       633,500           10.0%           9.9%             9.3%

Mark Schindler            425,500            6.7%           6.6%             6.2%

Directors and
Officers as a Group
(3 persons)             3,021,200           47.7%          47.1%            44.2%

         (1) Does not include 126,000 shares issuable upon exercise of four year options with an exercise price of $6.00 which are not vested and will vest as to one third of the shares covered thereby on October 1 of each year commencing in 2001.

         (2) The principal shareholder of NAIS Corp. is Jack Erenhaus.

         (3) Includes as to each of Mr. Stricker and Mr. Schindler 42,000 of 84,000 shares owned by Madison Venture Capital II, Inc., a company owned by Messrs. Stricker and Schindler.

                              CERTAIN TRANSACTIONS

         The Company sold an aggregate of 3,598,000 shares to its founders in March 2000. These included, Robert Ziglin 840,000 shares; Dr. Eugene Stricker 623,000 shares; Mark Schindler 415,000 shares; NAIS Corp. 840,000 shares and Frank J. Hariton 70,000 shares. Madison Venture Capital II, Inc. also purchased 84,000 shares.

         The Company entered into an acquisition agreement, dated as of June 15, 2000 (the "Acquisition Agreement"), with Emerging Technologies, Inc., an
Arizona corporation ("ETI") and its shareholders, including Robert Ziglin and others. Pursuant to the Acquisition Agreement, the Company acquired all of the shares of ETI from Robert Ziglin and other holders in exchange for 2,310,000 shares of its Common Stock. Mr. Ziglin received 1,985,200 shares and James Cox received 126,000 shares in exchange for their ETI shares.

         Messrs. Stricker and Schindler have a five year consulting agreement with the Company which commenced in September 2000. Messrs. Stricker and Schindler provide business consulting services to the Company and each receive fees of $1,000 per month through the end of 2000 and increasing to $2,000 per month each commencing in January 2001.

                            DESCRIPTION OF SECURITIES

         The authorized capital stock of the Company currently consists of (i) 50,000,000 shares of Common Stock, par value $.0001 per share, of which 6,328,000 were issued and outstanding on September 30, 2000, and (ii) 5,000,000 shares of Preferred Stock, par value $.0001 per share, none of which have been designated or issued.

COMMON STOCK

         Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. Holders of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they chose to do so, and in such event, the holders of the remaining shares will not be able to elect any persons to our Board of Directors. The holders of Common Stock have no preemptive or other subscription or conversion rights with respect to any stock issued by the Company, The Common Stock is not subject to redemption, and the holders thereof are not liable for further calls or assessments. Holders of Common Stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available therefore and to share pro-rata in any distributions to the holders of Common Stock. We have agreed that, with certain exceptions for employee stock options, we will not issue any shares of our capital stock for 24 months from the date of this prospectus without the Underwriter's consent.

PREFERRED STOCK

         The Preferred Stock is issuable with such rights, preferences, privileges and such number of shares constituting each series to be fixed by our Board of Directors without further action by the holders of Common Stock or Preferred Stock. Our Board of Directors could, without stockholder approval, issue Preferred Stock with voting and conversion rights, which could dilute the voting power of the holders of the Common Stock. The issuance of shares of Preferred Stock by our Board of Directors could be utilized, under certain circumstances, as a method of preventing a takeover of the Company. As of the date hereof, our Board of Directors has not authorized any series of Preferred Stock and has no plans to do so.

WARRANTS

         The Company is offering up to 500,000 Units, each of which include two redeemable warrants. Each Warrant entitles the holder to purchase one share of our Common Stock for $7.00 until , 2005 (five years from the date of this prospectus. The Warrants may be redeemed by us for $.05 if our Common Stock trades at $8.40 or above for twenty consecutive trading days. The Warrants and Common Stock will not trade separately from the first day of trading and the Company will not seek a trading symbol for the Units.

         The Company has reserved a sufficient number of shares of Common Stock for issuance upon any exercise of the Warrants and such shares, upon issuance, will be fully paid and non-assessable. The shares of Common Stock so reserved are included in the Registration Statement of which this Prospectus forms a part, and the Company has filed an undertaking with the Securities and Exchange Commission that it will maintain an effective Registration Statement, by filing post effective amendments to this Registration Statement, throughout the term of the Warrants, with respect to the shares of Common Stock issuable upon exercise of the Warrants.

         The number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustments upon certain events, including the declaration by the Company of a stock split, the reclassification, subdivision or combination of outstanding shares of Common Stock into a greater or lesser number of shares. In such event, the exercise price of the Warrants shall be adjusted accordingly.

         Warrant holders are not entitled to vote upon any matters presented to the holders of the Common Stock or to receive dividends until their Warrants have been exercised. There is no market for the Warrants, nor is there any assurance that a market might develop. Because only 1,000,000 Warrants will be outstanding in the event of a Maximum Offering and because substantially fewer Warrants could be outstanding after the Offering, the likelihood of an active trading market developing in the Warrants, in the opinion of Management, is uncertain.

         For the life of the Warrants, the holders thereof are given the opportunity to profit from any rise in the market value of the Company's Common Stock at the expense of the holders of the Common Stock through the dilution of their equity interest in the Company. The presence of the Warrants might adversely impact the Company's ability to raise additional capital on favorable terms.

         With respect to the Company, the lapse or non-exercise of any of the Warrants may result in ordinary income.

         The Warrants may be exercised by filling out and signing the appropriate notice of exercise form attached to the Warrant and mailing or delivering the same (together with the Warrant) to the Warrant Agent in time to reach the Warrant Agent prior to the time fixed for termination or redemption of the Warrants, accompanied by payment of the full warrant exercise price. Payment of the warrant exercise price must be made in United States currency by check, cash or bank draft payable to the order of the Company. A certificate representing the shares of Common Stock issuable upon exercise of the Warrants will be issued as soon as practicable after receipt of the holder's request.

         As compensation for the Underwriter's services in soliciting the exercise of the Warrants issued herein, we have agreed to pay to the Underwriter a commission of five percent of the exercise price of all Warrants exercised beginning one year after the date hereof as the result of a solicitation made by the Underwriter. A commission for Warrant exercise will not be paid if (i) the market price of the Common Stock is lower than the exercise price; (ii) the Warrants are held in a discretionary account; (iii) disclosure of the compensation arrangements have not been made in documents provided to the holder of Warrants both as part of this offering and at the time of exercise; or (iv) the exercise of Warrants is unsolicited. An exercise of warrants will be presumed to be unsolicited pursuant to (iv) above unless the holder has indicated in writing that the transaction was not solicited and has designated the broker/dealer which is to receive compensation for the exercise.

TRANSFER AGENT WARRANT AGENT

         The Transfer Agent for the Common Stock and Units and the Warrant Agent for the Warrants is Continental Stock Transfer and Trust Company, 2 Broadway - 19th Floor, New York, New York 10004.

POSSIBLE ANTI-TAKEOVER EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

         The Company has a large number of authorized but unissued Common Stock and Preferred Stock. One of the effects of the existence of authorized but unissued capital stock may be to enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the Company's management. In this regard, the Company's Articles of Incorporation grant our Board of Directors broad power to establish the rights and preferences of the authorized and unissued Preferred Stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or share exchange, to convert Preferred Stock into a large number of shares of Common Stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover.

LIMITATION OF LIABILITY

         The Company's Certificate of Incorporation and By-laws limit the liability of directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for

  (i)   breach of the directors' duty of loyalty;
 (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and
 (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of the Company's Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

         The Company's Certificate of Incorporation authorizes the Company to purchase and maintain insurance for the purposes of indemnification. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent for which indemnification will be required or permitted under the Company's Certificate of Incorporation, By-laws or indemnification agreements. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CORPORATION TAKEOVER PROVISIONS

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by
Section 203 (the Company did not make such an election), (ii) the business combination was approved by our Board of Directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan) or, (iv) the business combination was approved by our Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. Section 203 could prohibit or delay a merger, takeover or other change in control of the Company and therefore could discourage attempts to acquire the Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon the consummation of this Offering, we will have 6,428,000 shares of Common Stock outstanding if the minimum number of Units are sold and 6,828,000 shares of Common Stock outstanding if the maximum number of Units are sold. Only those sold in this Offering (100,000 shares if the minimum number of Units are sold, 500,000 shares if the maximum number of Units are sold) will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company, including our officers and directors) which will be subject to the limitations of Rule 144 adopted under the Securities Act of 1933, as amended. All of the remaining 6,328,000 shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended, in that such shares were issued and sold by the Company in private transactions not involving a public offering. None of such remaining shares will be eligible for sale under Rule 144 prior to May 2001.

         In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         Our present shareholders have agreed with the Underwriter not to sell or otherwise dispose of any of their shares of Common Stock for a period of 12 months from the date of this Prospectus and thereafter not to sell more than 50% of their shares for an additional six months without the prior written consent of the Underwriter.

         Prior to this Offering, there has been no market for the Units, Common Stock or Warrants and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the our ability to raise capital through the sale of its equity securities.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, Security Capital Trading, Inc. (the "Underwriter") has agreed to use its best efforts to offer a minimum of 100,000 Units and a maximum of 500,000 Units to the public. The first 100,000 Units are offered on a best efforts, "all-or-none" basis at a purchase price of $6.20 per Unit. If the first 100,000 Units are sold, the Offering will continue on a "best efforts" basis, up to 500,000 Units. The Underwriter has made no commitment to purchase or take down all or any part of the Units offered hereby. The Underwriter has agreed to use its best efforts to find purchasers for the Units offered hereby within a period of 90 days from the date of this Prospectus, subject to an extension by mutual agreement of the Underwriter and us for an additional period of 90 days (and an additional period of 10 business days thereafter to permit clearance of the funds in escrow). Each subscriber will receive from the Underwriter confirmation of his subscription to purchase Units with instructions to forward their funds to Continental Stock Transfer and Trust Company. All proceeds raised in this offering will be deposited by noon of the next business day following receipt, in an escrow account maintained at Continental Stock Transfer and Trust Company. All subscriber checks will be made payable to the "Continental Stock Transfer and Trust Company as escrow agent for Enableware Technology, Inc". If 100,000 Units are not sold within 90 days from the date of this Prospectus (which may be extended an additional 90 days) and the offering is cancelled, all monies received and held in the escrow account will be promptly returned to the investor without interest thereon (unless the offering is extended for an additional 90 days). In addition, during the period of escrow subscribers will not be entitled to a refund of their subscription.

         The Units will be sold on a fully paid basis only. Common Stock and Warrant certificates will be issued to purchasers only if the proceeds from the sale of at least 100,000 Units are released to us. Until such time as the funds have been released by the escrow agent, such purchasers, if any, will be deemed subscribers and not stockholders. The funds in escrow will be held for the benefit of those subscribers until released to us, and will not be subject to our creditors or applied to the expenses of this offering.

         In addition to the discounts. set out on the cover page which the Company has agreed to allow to the Underwriter, we have agreed to pay to the Underwriter a non-accountable expense allowance equal to three percent of the aggregate price of all Units sold. We have already paid $15,000 towards this non-accountable expense allowance.

         Upon the completion of this offering, we have also agreed to sell to the Underwriter for $.001 per option, or an aggregate of from $10 to $50, as additional compensation, an option for the purchase of up to 50,000 Units on the basis of one Unit for each ten Units sold to the public (the "Underwriter's Option"), each exercisable to purchase one Unit at a price equal to $7.44 beginning on the first anniversary and continuing until the fifth anniversary of the date of this Prospectus. The Underwriter's Option may be exercised as to all or any lesser number of Units and contain provisions which require, under certain circumstances, that we register the Underwriter's Option and the underlying securities for sale to the public. The Underwriter's Options are nontransferable for a period of one year except to officers of the Underwriter, members of the underwriting group and their respective officers or partners. The Underwriter's Option's exercise price and the number of Option Units covered by the Underwriter's Options are subject to adjustment to protect the holders thereof against dilution in certain events. The Warrants underlying the Underwriter's Option are intended to be identical to the Warrants offered to the public hereunder.

         We have granted to the Underwriter the right to designate a member of our Board of Directors for a period of three years or, in the alternative, to designate a person to attend all Board of Directors meetings and to receive all notices and communications to Directors during such three year period, all at our expense.

         As compensation for the Underwriter's services in soliciting the exercise of the Warrants issued herein, we have agreed to pay to the Underwriter a commission of five percent of the exercise price of all Warrants exercised beginning one year after the date hereof as the result of a solicitation made by the Underwriter. A commission for Warrant exercise will not be paid if (i) the market price of the Common Stock is lower than the exercise price; (ii) the Warrants are held in a discretionary account; (iii) disclosure of the compensation arrangements have not been made in documents provided to the holder of Warrants both as part of this offering and at the time of exercise; or (iv) the exercise of Warrants is unsolicited. An exercise of warrants will be presumed to be unsolicited pursuant to (iv) above unless the holder has indicated in writing that the transaction was not solicited and has designated the broker/dealer which is to receive compensation for the exercise.

         The Company and the Underwriter have agreed in the Underwriting Agreement to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be provided to officers, directors or controlling persons of the Company, such indemnification, in the opinion of the Securities and Exchange Commission, is against public policy and therefore unenforceable.

         Our present shareholders have agreed with the Underwriter not to sell or otherwise dispose of any of their shares of Common Stock for a period of 12 months from the date of this Prospectus and thereafter not to sell more than 50% of their shares for an additional six months without the prior written consent of the Underwriter. The Company has agreed with the Underwriter to refrain from issuing new Shares for a period of 24 months from the date of this prospectus (other than shares issued to employees under the Stock Option Plan).

                             PRICING OF THE OFFERING

         Prior to this offering, there has been no public market for our Units, Common Stock or the Warrants. Consequently, the offering price has been determined by negotiation among us and the Underwriter. Among the factors considered in the negotiations were prevailing market and general economic conditions, our revenues, earnings and other financial and operating information, our the future prospects and our industry's prospects and certain ratios, market prices of securities and financial and operating information of comparable companies. The initial public offering price of the Units is not necessarily related to or indicative of our assets, book value, earnings, net worth or any other established criteria of value.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Offering are being passed upon for the Company by Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607. Mr. Hariton owns 70,000 shares of the Company's Common Stock. Berlack, Israels & Liberman LLP, 120 East 45th Street, New York, New York 10036, has acted as counsel to the Underwriter.

                                     EXPERTS

         The financial statements included in this Prospectus have been audited by Simon Krowitz Bolin & Associates, P.A., 11300 Rockville Pike - Suite 800 Rockville, Maryland 20852, independent certified public accountants, for the periods and to the extent as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

STATEMENT ABOUT INDEMNIFICATION

         We have adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Act (the "Delaware Act") which eliminates or limits the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the Delaware Act, the Company may indemnify each of its directors and officers against his expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by our Board of Directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                                   INDEX TO FINANCIAL STATEMENTS

================================================================================

EMERGING TECHNOLOGIES, INC.

Independent Auditors' Report                                      F - 2 to F - 3

Financial Statements

         Balance Sheets                                                    F - 4

         Statements of Income and Retained Earnings                        F - 5

         Statements of Cash Flows                                          F - 6

         Notes to Financial Statements                            F - 7 to F - 8


ENABLEWARE TECHNOLOGY, INC.

Independent Auditors' Report                                     F - 9 to F - 10

Financial Statements

         Balance Sheets                                                   F - 11

         Statement of Operations                                          F - 12

         Statements of Stockholder's Equity                               F - 13

         Statements of Cash Flows                                         F - 14

         Notes to Financial Statements                          F - 15 to F - 18

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                         11300 ROCKVILLE PIKE, SUITE 800
                            ROCKVILLE, MARYLAND 20852




INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Emerging Technologies, Inc.


We have audited the accompanying balance sheets of Emerging Technologies, Inc. (an Arizona corporation) as of December 31, 1999 and 1998 and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emerging Technologies, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

We have reviewed the accompanying balance sheet of Emerging Technologies, Inc. as of September 30, 2000 and the related statement of operations and retained (deficit) and comprehensive income and cash flows for the nine month periods ended September 30, 2000 and 1999. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States.




/s/ SIMON KROWITZ BOLIN AND ASSOCIATES, P.A.
--------------------------------------------
    Simon Krowitz Bolin and Associates, P.A.
    Rockville, Maryland



May 15, 2000
November 3, 2000 (as to review)


                                                                               EMERGING TECHNOLOGIES, INC.

                                                                                            BALANCE SHEETS

==========================================================================================================

                                                                                                September 30,
                                                                      December 31,  December 31,    2000
                                                                          1998         1999     (Unaudited)
----------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
     Cash                                                              $  20,809    $  12,292    $ 111,838
     Accounts Receivable                                                  44,390       59,686       55,000
----------------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                      65,199       71,978      166,838
----------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT
     Office Equipment                                                      6,202        6,202        7,757
     Less:  Accumulated Depreciation                                      (6,202)      (6,202)      (6,461)
----------------------------------------------------------------------------------------------------------

NET PROPERTY AND EQUIPMENT                                                     0            0        1,296
----------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                           $  65,199    $  71,978    $ 168,134
==========================================================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
     Accounts Payable                                                     41,558       23,449       41,364
     Accrued Payroll Taxes                                                     0       15,792       33,744
     Due to Parent                                                             0            0      213,000
----------------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                 41,558       39,241      288,108
----------------------------------------------------------------------------------------------------------

STOCKHOLDER'S EQUITY
     Common Stock, 100,000 shares authorized issued and
      outstanding, no par value                                            1,000        1,000        1,000
     Retained Earnings (Deficit)                                          22,641       31,737     (120,974)
----------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDER'S EQUITY (DEFICIT)                                      23,641       32,737     (119,974)
----------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY
                                                                       $  65,199    $  71,978    $ 168,134
==========================================================================================================
                                                    SEE AUDITORS' REPORT AND NOTES TO FINANCIAL STATEMENTS.


                                                                                     EMERGING TECHNOLOGIES, INC.

                                                                  STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                                                 FOR THE PERIODS

================================================================================================================

                                                                                         January 1,  January 1,
                                                               January 1,   January 1,    1999 to     2000 to
                                                                1998 to       1999 to    September   September
                                                              December 31, December 31,  30, 1999    30, 2000
                                                                  1998         1999     (unaudited)  (unaudited)
----------------------------------------------------------------------------------------------------------------
REVENUE
     Consulting                                               $  580,133   $  211,133    $  211,133   $        0
     Product Sales                                               532,205      117,134        82,500            0
----------------------------------------------------------------------------------------------------------------

TOTAL REVENUE                                                  1,112,338      328,267       293,633            0

COSTS OF GOODS SOLD
     Purchase of Software for Resale                             390,950            0         7,000            0
----------------------------------------------------------------------------------------------------------------

GROSS MARGIN                                                     721,388      328,267       286,633            0
----------------------------------------------------------------------------------------------------------------

EXPENSES
     Sales Expenses                                                    0       10,500             0        3,500
     Office Supplies                                               1,052          400         1,031        3,492
     Interest                                                          0        1,000         1,000            0
     Consulting                                                   31,809       40,664        30,694       70,055
     Rent, Lease Expense                                          20,724       31,472        25,561        8,968
     Payroll - Wages                                                   0       48,302        19,333       36,000
     Payroll - Employer Expenses                                       0        4,570         2,156        2,980
     Travel Expenses                                              52,058       12,196        16,746       19,124
     Depreciation, Amortization                                        0            0             0          130
     Staff Leasing                                               593,051      170,667       168,029        3,840
     Legal, Accounting                                                 0            0             0            0
----------------------------------------------------------------------------------------------------------------

TOTAL EXPENSES                                                   698,694      319,771       264,550      148,089
----------------------------------------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS                                     22,694        8,496        22,083     (148,089)

OTHER INCOME (EXPENSE)
     Interest Income                                                  24            0             0            0
----------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                                 22,718        8,496        22,083     (148,089)

RETAINED EARNINGS - BEGIN                                         30,523       53,241        53,241       31,737

DISTRIBUTION TO S SHAREHOLDER                                          0      (30,000)            0       (4,622)
----------------------------------------------------------------------------------------------------------------

RETAINED EARNINGS (DEFICIT) - END                             $   53,241   $   31,737    $   75,324   $ (120,974)
================================================================================================================

INCOME PER SHARE - BASIC                                      $      .23   $      .08    $      .22   $    (1.48)

INCOME PER SHARE - DILUTED                                    $      .23   $      .08    $      .22   $    (1.48)

SHARES USED IN PER SHARE CALCULATION - BASIC                     100,000      100,000       100,000      100,000

SHARES USED IN PER SHARE CALCULATION - DILUTED                   100,000      100,000       100,000      100,000
================================================================================================================
                                                         SEE AUDITORS' REPORT AND NOTES TO FINANCIAL STATEMENTS.


                                                                                       EMERGING TECHNOLOGIES, INC.

                                                                                          STATEMENTS OF CASH FLOWS

                                                                                                   FOR THE PERIODS

==================================================================================================================

                                                                                                          January 1,
                                                                           January 1,     January 1,       2000 to
                                                                             1998 to        1999 to     September 30,
                                                                          December 31,   December 31,        2000
                                                                              1998           1999        (unaudited)
------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income (Loss)                                                      $   22,718    $    8,496    $ (148,089)
     Adjustments to Reconcile Changes in Cash (Used) by
      Operations:
       Depreciation                                                                  0             0           259
       (Increase) Decrease in Accounts Receivable                              (44,390)      (15,297)        4,686
       Increase (Decrease) in Accounts Payable                                  37,464       (18,118)       17,915
       Increase in Accrued Payroll Expenses                                      1,230        15,802        17,952
------------------------------------------------------------------------------------------------------------------

NET CASH (USED) BY OPERATING ACTIVITIES                                         17,022        (9,117)     (107,277)
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
       Loan from Parent                                                              0             0       213,000
       Purchase of Equipment                                                         0             0        (1,555)
------------------------------------------------------------------------------------------------------------------

NET CASH (USED) BY INVESTING ACTIVITIES                                              0             0       211,445
------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Contributions from Stockholders                                                 0        29,600             0
     Payments to S Corporation Stockholders                                    (29,600)      (29,000)       (4,622)
------------------------------------------------------------------------------------------------------------------

NET CASH PROVIDED (USED) BY FINANCING
 ACTIVITIES                                                                    (29,600)          600        (4,622)
------------------------------------------------------------------------------------------------------------------

NET (DECREASE) INCREASE IN CASH                                                (12,578)       (8,517)       99,546

CASH - JANUARY 1                                                                33,387        20,809        12,292
------------------------------------------------------------------------------------------------------------------

CASH - DECEMBER 31                                                          $   20,809    $   12,292    $  111,838
==================================================================================================================


SUPPLEMENTAL DISCLOSURES:
     INTEREST PAID                                                          $        0    $    1,000    $        0
==================================================================================================================
                                                           SEE AUDITORS' REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                                     EMERGING TECHNOLOGIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

                                                               SEPTEMBER 30,2000

================================================================================


NOTE 1 - NATURE OF BUSINESS

         Emerging Technologies, Inc., an Arizona corporation, provides a comprehensive suite of applications with full implementation services that enable companies to rapidly deploy and easily migrate to e-business portals and e-marketplaces. The Company's solution addresses the unique challenges faced by both current and new e-business portals and marketplaces in both business-to-business and business-to-consumer e-commerce. The Company's infrastructure solutions, EnableWare(TM), allow companies to rapidly automate, deploy and continuously manage business-to-business and business-to-consumer transactions on a 24x7 basis.

         On August 11, 2000, the Company was acquired by Enableware Technology, Inc. (formerly Internet Brandsmall, Inc.) through an exchange of stock. All of the common stock of the Company (100,000 shares) was exchanged for 3,300,000 shares of Enableware Technology, Inc.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH EQUIVALENTS - For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1999.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         ACCOUNTS RECEIVABLE - The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations at that time.

         EQUIPMENT - Equipment is recorded at cost when acquired and is depreciated over estimated useful lives of 3 to 5 years. Expenditures for repairs and maintenance are expensed as incurred.

         INCOME TAXES - The Company had elected to be taxed under provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company did not pay federal corporate income taxes on its taxable income. Instead, the stockholder was liable for individual federal income taxes on the Company's taxable income. Upon the Company's acquisition, the S Corporation election was terminated.

         BASIC AND DILUTED NET INCOME (Loss) Per Share - Basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is also computed using the weighted average number of common shares outstanding during the period. The company has no convertible debentures or preferred shares and no stock options or warrants outstanding.

         COMPREHENSIVE INCOME - The Company has no significant components of other comprehensive income and, accordingly, comprehensive income is the same as net income for all periods.

                                                     EMERGING TECHNOLOGIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

                                                               DECEMBER 31, 1999

================================================================================


NOTE 3 - COMMITMENTS AND CONTINGENCIES

         Software - The Company filed a patent application for "Method And Apparatus For Interfacing Application Programs With Database Functions" during 1999.

         The Company entered in an executive consulting agreement on April 1, 2000, under which the Company will receive strategic and general management advice with respect to activities of the Company, including working with the Company's other service providers, investors, partners or customers. The advisory services are qualitative in nature and not based on the time required to deliver. The term of the agreement is for 18 months with a $5,000 monthly fee and a $10,000 refundable retainer. Such payments may be deferred if Company cannot reasonably make a payment. Such deferred payments will accrue interest until paid. This agreement is a nonexclusive agreement between the Company and the Advisor.


NOTE 4 - CONCENTRATION OF RISK

         As of December 31, 1999, the Company had one significant contract which provided the majority of its revenue in 1999.

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                         11300 ROCKVILLE PIKE, SUITE 800
                            ROCKVILLE, MARYLAND 20852




INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
Enableware Technology, Inc.
New York, New York


We have audited the accompanying balance sheet of Enableware Technology, Inc. (formerly Internet Brandsmall, Inc.) as of December 31, 1999 and 1998 and the related statements of retained (deficit) and cash flows for the years then ended. These financial statements are the responsibility of Internet Brandsmall's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enableware Technology, Inc. (formerly Internet Brandsmall, Inc.) as of December 31, 1999 and 1998 and the results of its operations and retained (deficit) and cash flows for the years then ended in conformity with generally accepted accounting principles.

We have reviewed the accompanying balance sheet of Enableware Technology, Inc. (formerly Internet Brandsmall, Inc.) as of September 30, 2000 and 1999 and the related statement of operations and retained deficit and comprehensive income and cash flows for the nine month periods ended September 30, 2000 and 1999. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States.




/s/ SIMON KROWITZ BOLIN & ASSOCIATES, PA
----------------------------------------
    Simon Krowitz Bolin & Associates, PA
    Rockville, Maryland


May 15, 2000
October 31, 2000 (as to review)


                                                                                   ENABLEWARE TECHNOLOGY, INC.

                                                                          (FORMERLY INTERNET BRANDSMALL, INC.)

                                                                                                BALANCE SHEETS

==============================================================================================================

                                                                                                 Consolidated
                                                                 December         December         September
                                                                    31,              31,           30, 2000
                                                                   1998             1999          (unaudited)
--------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
     Cash                                                     $         202     $         202    $     180,485
     Accounts Receivable                                                  0                 0           55,000
--------------------------------------------------------------------------------------------------------------

TOTAL                                                                   202               202          235,485
--------------------------------------------------------------------------------------------------------------

FIXED ASSETS
     Office Equipment                                                     0                 0            1,426
     Accumulated Depreciation                                             0                 0             (130)
--------------------------------------------------------------------------------------------------------------

TOTAL                                                                     0                 0            1,296
--------------------------------------------------------------------------------------------------------------

OTHER ASSETS
     Goodwill (less amortization of $37,384)                              0                 0        1,434,501
     Prepaid Stock Issue Cost                                             0                 0           15,000
--------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                  $         202     $         202    $   1,686,282
==============================================================================================================


LIABILITIES

CURRENT LIABILITIES
     Accounts Payable                                         $           0     $           0    $      42,863
     Accrued Payroll Tax                                                  0                 0           33,745
--------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                         0                 0           76,608
--------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
     Common Stock - 50,000,000 Shares Authorized,
      Par Value $.0001, 5,140,000 issued and
      outstanding at December 31, 1999 and 1998,
      6,328,000 issued and outstanding at
      September 30, 2000                                                514               514              904
     Preferred Stock - 5,000,000 Shares
      Authorized, Par Value $.0001.  No shares
      issued and outstanding                                              0                 0                0
     Additional Paid-in Capital                                           0                 0        1,804,261
     Retained Earnings (Deficit)                                       (312)             (312)        (195,491)
--------------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                              202               202        1,609,674
--------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCK-
 HOLDERS' EQUITY                                              $         202     $         202    $   1,686,282
==============================================================================================================


                                                                     ENABLEWARE TECHNOLOGY, INC.

                                                            (FORMERLY INTERNET BRANDSMALL, INC.)

                                                                        STATEMENTS OF OPERATIONS

                                                                                 FOR THE PERIODS

================================================================================================

                                                                                    Consolidated
                                                         March 7,       January 1,    January 1,
                                                           1998           1999          2000
                                           January 1,   (inception)        to            to
                                            1999 to         to          September     September
                                          December 31,   December        30, 1999      30,2000
                                             1999        31, 1998       Unaudited     Unaudited
------------------------------------------------------------------------------------------------
INCOME                                   $         0    $         0    $         0   $         0
------------------------------------------------------------------------------------------------

EXPENSES
     Salaries                                      0              0              0        36,000
     Staff Leasing                                 0              0              0         3,840
     Employee Travel                               0              0              0        19,124
     Consulting                                    0              0              0        70,055
     Rent                                          0              0              0         8,968
     Office Expenses                               0              0              0         5,491
     Payroll Taxes                                 0              0              0         2,980
     Miscellaneous                                 0            312              0         3,707
     Depreciation                                  0              0              0           130
     Amortization                                  0              0              0        37,384
     Legal, Accounting                             0              0              0         7,500
------------------------------------------------------------------------------------------------

TOTAL EXPENSES                                     0            312              0       195,179
------------------------------------------------------------------------------------------------

NET (LOSS)                               $         0    $      (312)   $         0   $  (195,179)
================================================================================================


(Loss) per Share - Basic                 $      (.00)   $      (.00)   $      (.00)  $      (.03)

(Loss) per Share - Diluted               $      (.00)   $      (.00)   $      (.00)  $      (.03)

Shares Used in Per Share
 Calculation - Basic                       5,140,000      5,140,000      5,140,000     5,515,000

Shares Used in Per Share
 Calculation - Diluted                     5,140,000      5,140,000      5,140,000     5,515,000
================================================================================================


                                                                                                      ENABLEWARE TECHNOLOGY, INC.

                                                                                             (FORMERLY INTERNET BRANDSMALL, INC.)

                                                                                                STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                               SEPTEMBER 30, 2000

=================================================================================================================================

                                                                   Common Stock          Additional
                                                             ------------------------      Paid-in      Retained
                                                              Shares         Amount        Capital      (Deficit)       Total
---------------------------------------------------------------------------------------------------------------------------------
Balance at March 7, 1998                                             0    $         0    $         0   $         0    $         0

Issuance of common stock to founders March 1998              5,140,000            514              0             0            514

Net Income (Loss) for Period                                         0              0              0          (312)          (312)
---------------------------------------------------------------------------------------------------------------------------------

Balance December 31, 1998                                    5,140,000    $       514    $         0   $      (312)   $       202
---------------------------------------------------------------------------------------------------------------------------------

Net Income (Loss) for Year                                           0              0              0             0              0
---------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1999                                 5,140,000    $       514    $         0   $      (312)   $       202
---------------------------------------------------------------------------------------------------------------------------------

Issuance of common stock, July, 2000                           600,000             60        299,940             0        300,000

Contribution by Officer                                                                        4,651                        4,651

Issuance of common stock for acquisition of Emerging
 Technologies, Inc. August 11, 2000 by exchange of stock     3,300,000            330      1,499,670                    1,500,000

Loss for Nine Months Ended September 30, 2000                                                             (195,179)      (195,179)
---------------------------------------------------------------------------------------------------------------------------------

Total                                                        9,040,000            904      1,804,261      (195,179)     1,609,472

Reverse Split Seven for Ten Shares Common Stock             (2,712,000)
---------------------------------------------------------------------------------------------------------------------------------

Balance September 30, 2000                                 $ 6,328,000    $       904    $ 1,804,261   $  (195,491)   $ 1,609,674
---------------------------------------------------------------------------------------------------------------------------------
                                                                           SEE AUDITORS' REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                                                               ENABLEWARE TECHNOLOGY, INC.

                                                                      (FORMERLY INTERNET BRANDSMALL, INC.)

                                                                                   STATEMENT OF CASH FLOWS

                                                                                           FOR THE PERIODS

==========================================================================================================

                                                                                Consolidated  Consolidated
                                                                                 January 1,    January 1,
                                                       March 7,    January 1,      1999 to       2000 to
                                                       1998 to      1999 to      September     September
                                                     December 31,   December      30, 1999      30, 2000
                                                        1998        31, 1999     (Unaudited)   (Unaudited)
----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   (Loss) from Operations                           $      (312)   $         0   $         0   $  (195,179)
   Adjustments to Reconcile Accumulated (Deficit)
    to Net Cash Used By Operating Activities:
     Depreciation                                             0              0             0           130
     Amortization                                             0              0             0        37,384
   Changes In Assets and Liabilities:                         0
     (Increase) in Accounts Receivable                        0              0             0       (55,000)
     Increase in Prepaid Fee                                  0              0             0       (15,000)
     (Decrease) Increase in Accounts Payable                  0              0             0        42,863
     Increase in Accrued Payroll Taxes                        0              0             0        33,745
     Increase in Goodwill                                     0              0             0    (1,471,885)
----------------------------------------------------------------------------------------------------------

CASH FLOWS (USED) BY OPERATING
  ACTIVITIES                                               (312)             0             0    (1,622,942)
----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING
 ACTIVITIES
   Acquisition of Fixed Assets                                0              0             0        (1,426)
----------------------------------------------------------------------------------------------------------

NET CASH (USED) BY INVESTING
 ACTIVITIES                                                   0              0             0        (1,426)
----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING
 ACTIVITIES
   Issuance of Common Stock                                 514              0             0     1,804,651
----------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING
   ACTIVITIES                                               514              0             0     1,804,651
----------------------------------------------------------------------------------------------------------

NET (DECREASE) INCREASE IN CASH                             202              0             0       180,283

CASH - BEGINNING                                              0            202           202           202
----------------------------------------------------------------------------------------------------------

CASH - ENDING                                       $       202    $       202   $       202   $   180,485
==========================================================================================================

                                                     ENABLEWARE TECHNOLOGY, INC.

                                            (FORMERLY INTERNET BRANDSMALL, INC.)

                                                    NOTES TO FINANCIAL STATEMENT

                                                              SEPTEMBER 30, 2000

================================================================================


NOTE 1 - NATURE OF BUSINESS

         Internet Brandsmall, Inc., (now Enableware Technology, Inc.) a Delaware corporation (the Company), was formed in March 1998 under the name Health Product Development, Inc. and in January 1999, changed its name to Internet Brandsmall, Inc. The Company has not conducted any operations since its incorporation. On August 11, 2000, the Company acquired all of the stock of Emerging Technologies, Inc. (see Note 2). Emerging Technologies, Inc. will continue as a wholly owned subsidiary. On October 10, 2000, the Company changed its name to Enableware Technology, Inc.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH EQUIVALENTS - For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at September 30, 2000.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         GOODWILL - Good will represents the excess of the cost of the Company's acquisition of ;the Subsidiary over the fair value of its net liabilities at the date of acquisition. Goodwill is being amortized on the straight-live method over 10 years.

         ACCOUNT RECEIVABLE - The amount represents an amount billed but unpaid by the Company's major client.

         BAD DEBT ALLOWANCE - It is the policy of management to review outstanding receivables at year-end to determine if an allowance for bad debt is necessary.

         FIXED ASSETS - Office equipment are recorded at cost when acquired. Depreciation is provided by the straight-line method over estimated useful lives of five to seven years. Expenditures for material repairs and maintenance are added to the cost. Other amount of repairs and maintenance are charged to operations.

                                                     ENABLEWARE TECHNOLOGY, INC.

                                            (FORMERLY INTERNET BRANDSMALL, INC.)

                                                    NOTES TO FINANCIAL STATEMENT

                                                              SEPTEMBER 30, 2000

================================================================================


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PRINCIPLES OF CONSOLIDATION - In exchange for 3,300,000 shares of its common stock; the Company acquired all of the stock of Emerging Technologies, Inc. (ETI). The common stock issued was valued at $1,500,000. The acquisition was effective August 11, 2000. The consolidated financial statements at September 30, 2000 and the three months then ended include the accounts of ETI after elimination of any intercompany accounts and transactions. The combination was accounted for as a purchase. Under the purchase method, the combination is recorded at cost. Cost is determined as the fair value of the net assets acquired or as the fair value of the consideration given, whichever is more objectively determinable. Any excess of the purchase price over the fair market value of identifiable assets acquired less liabilities assumed is recorded as goodwill. Goodwill recorded from the combination is being amortized on the straight-line method over 10 years.

         INCOME TAXES - Income taxes are computed using the asset and liability method. Under asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.

         BASIC AND DILUTED NET INCOME (Loss) Per Share - Basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is also computed using the weighted average number of common shares outstanding during the period. The company has no convertible debentures and no stock options or warrants outstanding.

         COMPREHENSIVE INCOME - The Company has no significant components of other comprehensive income and, accordingly, comprehensive income is the same as net income for all periods.

         PREFERRED STOCK - The Company has 5,000,000 shares authorized, par value $.0001. The preferred stock is issuable with such rights, preferences, privileges and such number of shares constituting each series to be fixed by the Board of Directors without further action by the holders of common stock or preferred stock. The Board of Directors could, without stockholder approval, issue preferred stock with voting and conversion rights, which could dilute the voting power of the holders of common stock. There are no shares of preferred stock outstanding.

         COMMON STOCK - The common stock shares outstanding, 6,328,000, in these statements have been adjusted to reflect a seven for ten stock split which the Company effected October 2000. Prior to this split the Company had 9,040,000 shares outstanding.

                                                     ENABLEWARE TECHNOLOGY, INC.

                                            (FORMERLY INTERNET BRANDSMALL, INC.)

                                                    NOTES TO FINANCIAL STATEMENT

                                                              SEPTEMBER 30, 2000

================================================================================


NOTE 3 - FINANCIAL INSTRUMENTS

         FAIR VALUE - The carrying values of cash and due to related parties approximate fair values.


NOTE 4 - INCOME TAXES

         Since the company has not yet realized income as of the date of this report, no provision for income taxes has been made. At September 30, 2000, a deferred tax asset has not been recorded due to the company's lack of operations to provide income to use the net operating loss carryover of $142,015 which expires in 2020.


NOTE 5 - STOCK OPTION PLAN

         The Company, in August, 2000, adopted its 2000 Stock Option Plan (the "Plan). Under this 595,000 shares of commons stock are reserved for issuance upon exercise of options. The Board of the Company has the discretion to determine if these will be incentive stock options (ISOs) under Sec. 422A of the Internal Revenue Code of 1986, as amended
         (Code), or non-incentive stock options.

         Under the terms of the Plan, all directors, officers and key employees of, and consultants to, the Company and all its subsidiaries are eligible for option grants of options. The Committee (which must include non-employee directors), or, in the absence of the appointment of a committee, the Board determines, in its discretion, which persons will receive option grants, the number of shares subject to each option, the exercise price, which may not be less than the fair value of the shares subject to the option as determined by the Committee, except that in the case of ISOs, the exercise price must be at least one hundred percent (100%) of the fair market value of the optioned shares on the date of grant, or one hundred and ten percent (110%) of such fair market value if the optionee is the owner of more than ten percent (10%) of the total combined voting power of all classes of voting stock of the Registrant (a "10% Holder"), and the term (which may not be more than ten (10) years from the date of grant, or five (5) years in the case of an ISO granted to a 10% holder) thereof. The Plan permits options granted thereunder to be exercised by the tender of shares of common stock having a fair market value equal to the exercise price of such option or, if provided in the option, by the surrender of options with an intrinsic value equal to the exercise price of the remaining options being exercised.

         Grants for 394,000 of the 595,000 options available under the plan have been made. These options have an exercise price of $6.00 per share, are for four years and vest as to one third of the shares covered thereby on each anniversary date.

                                                     ENABLEWARE TECHNOLOGY, INC.

                                            (FORMERLY INTERNET BRANDSMALL, INC.)

                                                    NOTES TO FINANCIAL STATEMENT

                                                              SEPTEMBER 30, 2000

================================================================================


NOTE 6 - COMMITMENT

         The Company has entered into a 3-year employment agreement with Robert Ziglin, President and CEO. It provides for a base salary of $100,000 plus a bonus equal to 8% of pre-tax profits, if any.


NOTE 7 - SUBSEQUENT EVENT

         The Company is in the process of filing a Registration Statement Form SB-2 for the sale of minimum of 100,000 units to a maximum of 500,000 units at $6.20 per unit. A unit consists of one share of common stock for $6.00 and two redeemable Warrants at $.10 each. The units are to be sold on best efforts "100,000 units or none" basis. Each warrant entitles the holder to purchase one share of common stock for $7.00 for a period of five years from the date of the prospectus. The Company retains the right to redeem the Warrants for $.05 each with a 30-day notice at a time when the Common stock has had a closing bid price of no less than $8.40 for twenty consecutive trading days.

================================================================================

                              100,000 Units Minimum

                              500,000 Units Maximum

                           ENABLEWARE TECHNOLOGY, INC.

                       ----------------------------------

                                   PROSPECTUS

                       ----------------------------------


                         SECURITY CAPITAL TRADING, INC.

                                December __, 2000

================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted under the General Corporation Law of the State of Delaware ("DGCL").

         SECTION 145 of the DGCL, as amended, applies to the Company and the relevant portion of the DGCL provides as follows:

145.     Indemnification of Officers, Directors, Employees and Agents;
         Insurance.

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
         (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officer and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purpose of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission filing fee                 $    2,960.59
National Association of Securities Dealers, Inc. filing fee   $    1,617.21
Printing Costs                                                $   10,000.00*
Blue Sky Fees and Expenses                                    $   10,000.00*
Legal fees and expenses                                       $   10,000.00*
Accounting fees and expenses                                  $    7,500.00*
Miscellaneous                                                 $    5,422.20
                                                              -------------
Total                                                         $   47,500.00*
                                                              =============

* All amounts estimated except for Securities and Exchange Commission and National Association of Securities Dealers, Inc. filing fee.

         All of these expenses of issuance and distribution will be paid by the Company.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         In May 2000, the Company sold an aggregate of 5,140,000 shares of its common stock to its founders at $.001 per share. These sales were exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of section 4(2) thereof as a transaction by an issuer no involving any public offering. As a result of a seven for ten reverse stock split effected in October 2000, the 5,140,000 shares were reduced to 3,598,000 shares.

         In August 2000, the Company effected an acquisition of all of the issued and outstanding shares of Emerging Technologies, Inc., a privately held Arizona corporation, in exchange for 3,300,000 of the Company's common stock. This exchange was exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of section 4(2) thereof as a transaction by an issuer no involving any public offering. As a result of a seven for ten reverse stock split effected in October 2000, the 3,300,000 shares were reduced to 2,310,000 shares.

         In July and August, 2000, the Company sold an aggregate of 600,000 shares of its common stock in a private placement under Rule 506 under the Securities Act of 1933, as amended, to accredited investors at $.50 per share. These sales were exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of section 4(2) thereof as a transaction by an issuer no involving any public offering. As a result of a seven for ten reverse stock split effected in October 2000, the 600,000 shares were reduced to 420,000 shares.

ITEM 27. EXHIBITS.

Exhibit
Number                                Description
------                                -----------

1.1           Form of Underwriting Agreement

1.2           Form of Selected Dealer's Agreement

3.1 Certificate of Incorporation of the Company under the name Health Product Development.

3.2 Certificate of Amendment to the Certificate of Incorporation of the Company changing its name to Enableware Technology, Inc. and effecting a seven for ten reverse stock split.

3.3 Certificate of Amendment to the Certificate of Incorporation of the Company changing its name to Internet Brandsmall, Inc.

3.4           By-laws of Company

4.1           Specimen certificate for Common Stock of the Company. *

4.2           Specimen Warrant Certificate.

4.3           Form of Warrant Agreement

4.4           Form of Underwriter's Unit Purchase Option

5.01          Opinion of Frank J. Hariton*

10.1          Form of Employment Contract between the Company and Robert Ziglin.

10.2 Customer Solutions Agreement between the Company and International Business Machines Corporation, dated October 4, 2000*

10.3 Acquisition Agreement, dated as of June 15, 2000, by and among Internet Bransdsmall, Inc., a Delaware corporation ("Acquiror") and Emerging Technologies, Inc., a Arizona corporation and its shareholders

                                      11-4

23.1          Consent of Simon Krowitz Bolin & Associates, P.A.

23.2          Consent of Frank J. Hariton (to be included in Exhibit 5.01)*

24.1          Power of Attorney - included in Part II

27.1          Financial Data Schedule

*             To be filed by amendment

Item 29. Undertakings.

A.       Rule 415 Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       INDEMNIFICATION UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Phoenix and State of Arizona on December 21, 2000.

                           Enableware Technology, Inc.

                           By: /S/ ROBERT ZIGLIN
                               --------------------------------------
                               Robert Ziglin, Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ziglin his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ ROBERT ZIGLIN      Director, Chairman of the Board,        December 21, 2000
--------------------   President and Chief Executive Officer
Robert Ziglin          (Principal Executive, Accounting and
                       Financial Officer)

/s/ JAMES COX          Director and Executive Vice President   December 21, 2000
--------------------
James Cox

/s/ FRANK J. HARITON   Director and Secretary                  December 21, 2000
--------------------
Frank J. Hariton

                                      II-7